STOCK PURCHASE AGREEMENT

                          dated as of October 24, 2003

                                  by and among

                       EMPLOYERS REINSURANCE CORPORATION,

                             SCOTTISH HOLDINGS, INC.

                                       and

                            SCOTTISH RE GROUP LIMITED


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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I.        DEFINITIONS..................................................1

   Section 1.01.  Certain Defined Terms........................................1

ARTICLE II.       PURCHASE AND SALE............................................1

   Section 2.01.  Purchase and Sale of the Transferred Shares..................1
   Section 2.02.  Closing......................................................1
   Section 2.03.  Purchase Price...............................................2
   Section 2.04.  Transactions; Closing Deliveries.............................2
   Section 2.05.  Post-Closing Adjustment......................................3
   Section 2.06.  Payments and Computations....................................6

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF SELLER.....................6

   Section 3.01.  Incorporation, Qualification and Authority of the Seller.....6
   Section 3.02.  Incorporation, Qualification and Authority of the Company....6
   Section 3.03.  Capital Structure of the Company; Ownership of the
                  Transferred Shares; Subsidiaries.............................7
   Section 3.04.  No Conflict..................................................7
   Section 3.05.  Consents and Approvals.......................................8
   Section 3.06.  Financial Information; Absence of Undisclosed Liabilities....8
   Section 3.07.  Absence of Certain Changes or Events.........................9
   Section 3.08.  Absence of Litigation.......................................10
   Section 3.09.  Compliance with Laws........................................10
   Section 3.10.  Governmental Licenses and Permits...........................11
   Section 3.11.  Title to the Assets; Real Property..........................11
   Section 3.12.  Intellectual Property.......................................12
   Section 3.13.  Environmental Matters.......................................13
   Section 3.14.  Material Contracts..........................................13
   Section 3.15.  Retroceded Reinsurance Agreements...........................14


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   Section 3.16.  Reinsurance Assumed.........................................15
   Section 3.17.  Employment and Employee Benefits Matters....................15
   Section 3.18.  Brokers.....................................................17
   Section 3.19.  Investment Company..........................................17
   Section 3.20.  Direct Insurance Contracts..................................17
   Section 3.21.  Reserves....................................................17
   Section 3.22.  Required Capital............................................17
   Section 3.23.  Investments.................................................18
   Section 3.24.  Insurance...................................................18
   Section 3.25.  Bank Accounts...............................................18
   Section 3.26.  Books and Records...........................................18
   Section 3.27.  Full Disclosure.............................................19


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ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND PARENT...19

   Section 4.01.  Incorporation and Authority of the Acquiror and Parent......19
   Section 4.02.  Qualification of the Acquiror...............................19
   Section 4.03.  No Conflict.................................................19
   Section 4.04.  Consents and Approvals......................................20
   Section 4.05.  Absence of Litigation; Compliance with Laws.................20
   Section 4.06.  Securities Matters..........................................20
   Section 4.07.  Financial Ability...........................................21
   Section 4.08.  Brokers.....................................................21
   Section 4.09.  Investment Company..........................................21

ARTICLE V.        ADDITIONAL AGREEMENTS.......................................21

   Section 5.01.  Conduct of Business Prior to the Closing....................21
   Section 5.02.  Access to Information.......................................23
   Section 5.03.  Maintenance, Transfer and Preservation of Books and Records.23
   Section 5.04.  Confidentiality.............................................24
   Section 5.05.  Regulatory and Other Authorizations; Consents...............25
   Section 5.06.  Intercompany Obligations....................................26
   Section 5.07.  No Solicitation of Employees................................27
   Section 5.08.  Termination of Rights to the Seller Marks...................27
   Section 5.09.  No Termination of Assumed Reinsurance Agreements............28
   Section 5.10.  Services....................................................28
   Section 5.11.  Competition; Solicitation...................................28
   Section 5.12.  Seller Guarantees...........................................29
   Section 5.13.  Transfer of Stock of GE Investments, Inc.; Dividends........29
   Section 5.14.  No Employees................................................30
   Section 5.15.  Long Term Care Business.....................................30
   Section 5.16.  Confidentiality Agreements..................................30
   Section 5.17.  Conversion of Preferred Stock...............................30


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   Section 5.18.  Further Action..............................................30
   Section 5.19.  Premium Overpayment Receivables.............................31
   Section 5.20.  Joint and Several Obligations...............................33
   Section 5.21.  Disclaimer Regarding Representations and Warranties of Selle33
   Section 5.22.  Health Insurance Business...................................33
   Section 5.23.  Third Party Communications, Payments, Etc...................33
   Section 5.24.  Unauthorized Reinsurers Indemnification.....................33
   Section 5.25.  GAAP Financial Information..................................37
   Section 5.26.  Preparation of 2003 Statutory Statement.....................37
   Section 5.27.  Assignment of Non-Admitted Accounts Receivable..............37

ARTICLE VI.       OWNERSHIP AND TRANSFER OF EQUITY SHARES.....................38

   Section 6.01.  Equity Shares...............................................38

ARTICLE VII.      TAX MATTERS.................................................38

   Section 7.01.  Tax Matters Agreement.......................................38

ARTICLE VIII.     CONDITIONS TO CLOSING AND RELATED MATTERS...................38

   Section 8.01.  Conditions to Obligations of Seller.........................38
   Section 8.02.  Conditions to Obligations of the Acquiror...................39

ARTICLE IX.       TERMINATION AND WAIVER......................................40

   Section 9.01.  Termination.................................................40
   Section 9.02.  Notice of Termination.......................................41
   Section 9.03.  Effect of Termination.......................................41

ARTICLE X.        INDEMNIFICATION.............................................41

   Section 10.01. Indemnification by Seller...................................41
   Section 10.02. Indemnification by the Acquiror.............................42
   Section 10.03. Notification of Claims......................................43
   Section 10.04. Exclusive Remedies..........................................44
   Section 10.05. Additional Indemnification Provisions.......................44
   Section 10.06. Mitigation..................................................45


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   Section 10.07. Indemnification for Taxes...................................45

ARTICLE XI.       GENERAL PROVISIONS..........................................45

   Section 11.01. Survival....................................................45
   Section 11.02. Expenses....................................................45
   Section 11.03. Notices.....................................................45
   Section 11.04. Public Announcements........................................46
   Section 11.05. Severability................................................46
   Section 11.06. Entire Agreement............................................47
   Section 11.07. Assignment..................................................47
   Section 11.08. No Third-Party Beneficiaries................................47
   Section 11.09. Amendment...................................................47
   Section 11.10. Disclosure Schedules........................................47
   Section 11.11. Dispute Resolution..........................................47
   Section 11.12. Governing Law; Submission to Jurisdiction; Waivers..........48
   Section 11.13. Rules of Construction.......................................49
   Section 11.14. Counterparts................................................49


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     This STOCK PURCHASE AGREEMENT, dated as of October 24, 2003, is made by and among EMPLOYERS REINSURANCE CORPORATION, a Missouri corporation ("Seller"), SCOTTISH HOLDINGS, INC., a Delaware corporation (the "Acquiror"), and SCOTTISH
RE GROUP LIMITED (f/k/a Scottish Annuity & Life Holdings, Ltd.), a holding company organized under the laws of the Cayman Islands (the "Parent").

                             PRELIMINARY STATEMENTS

          A. Seller owns all of the issued and outstanding Capital Stock of ERC LIFE REINSURANCE CORPORATION, a Missouri-domiciled insurance company (the "Company");

          B. Seller wishes to sell to the Acquiror, and the Acquiror wishes to purchase from Seller, 95% of the outstanding shares of Capital Stock of the Company, as set forth on Exhibit A hereto (the "Transferred Shares");

          C. Seller wishes to retain the remaining 5% of the outstanding shares of Capital Stock of the Company, as set forth on Exhibit A hereto (the "Retained Shares"), in accordance with the terms and conditions of this Agreement; and

          D. In addition, the parties to this Agreement are entering into an agreement with respect to tax matters (the "Tax Matters Agreement") on the date of this Agreement.

     NOW, THEREFORE, the parties to this Agreement agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01. Certain Defined Terms. Capitalized terms used in this Agreement shall have the meanings specified in Exhibit B to, or elsewhere in, this Agreement.

                                  ARTICLE II.

                                PURCHASE AND SALE

     Section 2.01. Purchase and Sale of the Transferred Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, convey, assign, transfer and deliver to the Acquiror, free and clear of all Liens, and the Acquiror shall purchase, acquire and accept from Seller, the Transferred Shares.

     Section 2.02. Closing. On the second Business Day following the satisfaction or waiver of the conditions set forth in Sections 8.01(b) and 8.02(b) (or if such conditions are satisfied or waived on December 30 or 31, 2003, on December 31, 2003 to the extent reasonably practicable), or on such other date as the Seller and the Acquiror may mutually agree in writing, the transactions contemplated by this Agreement shall take place at a closing (the "Closing") that will be held at the offices of Stinson Morrison Hecker LLP, 9200 Indian Creek Parkway, 9 Corporate Woods, Suite 450,

Overland Park, Kansas, or such other place as the Seller and the Acquiror may agree in writing (the date on which the Closing takes place being the "Closing Date").

     Section 2.03. Purchase Price.

          (a) The purchase price for the Transferred Shares (the "Purchase Price") shall be an amount in cash equal to One Hundred Fifty One Million One Hundred Forty Eight Thousand and no/100 Dollars ($151,148,000). The Purchase Price shall be subject to Post-Closing Adjustment as set forth in Section 2.05.

     Section 2.04. Transactions; Closing Deliveries.

          (a) To document the transactions contemplated by this Agreement, at the Closing:

               (i) subject to any post-Closing adjustments set forth in Section 2.05, Acquiror will transfer to Seller, by wire transfer of immediately available funds, the Purchase Price; and

               (ii) Seller shall deliver to Acquiror the certificates or other applicable instruments evidencing the Transferred Shares, duly endorsed in blank or accompanied by powers duly executed in blank in proper form for transfer and accompanied by all requisite stock transfer Tax stamps.

          (b) In addition to the foregoing, at or prior to the Closing, Seller shall enter into and deliver to Acquiror, and Acquiror shall enter into and deliver to Seller, the Transition Services Agreement.

          (c) In addition to the foregoing, at the Closing, Seller shall deliver to Acquiror:

               (i) a receipt for the Purchase Price;

               (ii) a certificate of the Secretary, Assistant Secretary or other duly authorized representative of the Seller, dated the Closing Date, as to the resolutions duly and validly adopted by the Board of Directors of the Seller evidencing its authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements to which Seller is a party;

               (iii) written resignations of each of the directors and officers of the Company; and

               (iv) such other agreements, instruments and documents as are required under this Agreement to be executed and delivered by Seller at Closing.


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          (d) In addition to the foregoing, at the Closing, Acquiror and Parent shall deliver to Seller:

               (i) a receipt for the Transferred Shares;

               (ii) a certificate of the Secretary or Assistant Secretary of the Acquiror, dated the Closing Date, as to the resolutions duly and validly adopted by the Board of Directors of the Acquiror evidencing its authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Acquiror is a party;

               (iii) a certificate of the Secretary or Assistant Secretary of the Parent, dated the Closing Date, as to the resolutions duly and validly adopted by the Board of Directors of the Parent evidencing its authorization of the execution, delivery and performance of this Agreement and the Ancillary Agreements to which the Parent is a party; and

               (iv) such other agreements, instruments and documents as are required under this Agreement to be executed and delivered by Acquiror at Closing.

          (e) In addition to the foregoing, promptly after the Closing, Seller shall deliver all tangible Assets of the Company to Acquiror at Acquiror's principal executive office in the United States or at such other location of Acquiror in the United States that Acquiror shall specify to Seller in writing at least 3 Business Days prior to the Closing Date.

     Section 2.05. Post-Closing Adjustment.

          (a) At or within two Business Days prior to Closing, the Seller shall prepare and deliver to Acquiror an unaudited estimated balance sheet of the Company as of December 31, 2003 (the "Estimated Initial Balance Sheet"). To the extent reasonably practicable, the Estimated Initial Balance Sheet shall be prepared in accordance with the standards set forth in Section 2.05(b) for the Initial Balance Sheet, except the audit requirement. If the estimated Closing Pro Forma Surplus of the Company set forth in the Estimated Initial Balance Sheet is less than $107,803,000, the Seller shall contribute the amount of the difference in cash or immediately available funds to the Company at or prior to Closing.

          (b) Prior to March 31, 2004, the Seller shall prepare and deliver to Acquiror a balance sheet of the Company as of December 31, 2003, audited by KPMG LLP or such other auditor selected by Seller as shall be reasonably approved by Acquiror (the "Initial Balance Sheet"). The Initial Balance Sheet shall be prepared in accordance with SAP applied consistently with its application in connection with the preparation of the Reference Date Pro Forma Balance Sheet, including use of the same principles, policies, practices, procedures, methods and estimates, with consistent assumptions, classifications, judgments and valuation and estimation methods, and shall present fairly, in all material respects, the financial condition of the Company at December 31, 2003 in accordance with SAP applied consistently. The reserves set forth in the Initial Balance


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Sheet shall be determined in accordance with generally recognized actuarial methods and standards, consistently applied, and shall be fairly stated in accordance with sound actuarial principles using prescribed morbidity and mortality tables and interest rates that are in accordance with the nature of the benefits specified, and meet the applicable requirements of the insurance laws and regulations of the Company's state of domicile. In connection with Seller's preparation of the Initial Balance Sheet, to the extent Seller does not have all relevant information in its possession, Seller and its Representatives will be permitted to review the books, records and other relevant information of the Company relating to its operations and finances and the work papers of the Company's independent accountants, and Acquiror shall make reasonably available the individuals in the employ of Acquiror and its Affiliates, if any, responsible for and knowledgeable about the information used in, and the preparation of, the Statutory Statements and the Reference Date Pro Forma Balance Sheet in order to respond to the reasonable inquiries of Seller; provided, however, that the independent accountants of the Company shall not be obliged to make any work papers available to Seller unless and until Seller shall have signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants. Seller shall pay all out-of-pocket costs incurred by Seller in connection with the preparation and audit of the Initial Balance Sheet.

          (c) During the 45 calendar days immediately following Acquiror's receipt of the Initial Balance Sheet (the "Balance Sheet Review Period"), Acquiror and its Representatives will be permitted to review the Seller's work papers and the work papers of the Seller's independent accountants relating to the Initial Balance Sheet, and the Seller shall make reasonably available the individuals in the employ of Seller and its Affiliates responsible for and knowledgeable about the information used in, and the preparation of, the Initial Balance Sheet in order to respond to the reasonable inquiries of Acquiror; provided, however, that the independent accountants of the Seller shall not be obliged to make any work papers available to Acquiror unless and until Acquiror shall have signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants.

          (d) The Acquiror agrees that, following the Closing through the date that the Final Balance Sheet becomes final and binding, it will not take any actions with respect to any accounting books, records, policies or procedures on which the Reference Date Pro Forma Balance Sheet is based or on which the Initial Balance Sheet or the Final Balance Sheet is to be based that would impede or delay the determination of the Closing Pro Forma Surplus of the Company or the preparation of the Notice of Balance Sheet Disagreement or the Final Balance Sheet in the manner and utilizing the methods required by this Agreement. The Acquiror agrees that if the Closing occurs prior to December 31, 2003, the Company will not take any actions that would have an adverse impact on the Closing Pro Forma Surplus and that are outside the ordinary course of business consistent with past practice following the Closing through the close of business on December 31, 2003.

          (e) Acquiror shall notify Seller in writing (the "Notice of Balance Sheet Disagreement") prior to the expiration of the Balance Sheet Review Period if Acquiror disagrees with any one or more line items of the Initial Balance Sheet. The Notice of Balance Sheet Disagreement shall set forth in reasonable detail the basis for such dispute, the amounts involved and Acquiror's determination of the amount of Closing Pro Forma Surplus. If no Notice of Balance


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Sheet Disagreement is received by Seller prior to the expiration of the Balance
Sheet Review Period, then the Initial Balance Sheet shall be deemed to have been accepted by Acquiror and shall become final and binding upon the parties in accordance with Section 2.05(g).

          (f) During the 30 calendar days immediately following the delivery of a Notice of Balance Sheet Disagreement (the "Balance Sheet Consultation Period"), Seller and the Acquiror shall seek in good faith to resolve any differences that they may have with respect to the matters specified in the Notice of Balance Sheet Disagreement.

          (g) If at the end of the Balance Sheet Consultation Period Seller and the Acquiror have been unable to resolve any differences that they may have with respect to the matters specified in the Notice of Balance Sheet Disagreement, Seller and the Acquiror shall submit all matters that remain in dispute with respect to the Notice of Balance Sheet Disagreement (along with a copy of the Initial Balance Sheet marked to indicate those line items that are not in dispute) to PricewaterhouseCoopers LLP (the "Accounting Arbitrator") within 10 calendar days after the end of the Balance Sheet Consultation Period. Each party agrees to execute a reasonable engagement letter if requested by the Accounting Arbitrator. Within 30 calendar days after the submission of matters in dispute to the Accounting Arbitrator, or as soon as practicable thereafter, the Accounting Arbitrator shall make a final determination, binding on the parties to this Agreement, of the appropriate amount of each of the line items in the Initial Balance Sheet as to which Seller and the Acquiror disagree as set out in the Notice of Balance Sheet Disagreement. Such determination shall be in accordance with the standards set forth in Section 2.05(b) and shall be final and binding with respect to the matter of the Seller's compliance with the standards set forth in Section 2.05(b). With respect to each disputed line item, such determination, if not in accordance with the position of either Seller or the Acquiror, shall not be in excess of the higher, nor less than the lower, of the amounts advocated by Acquiror in the Notice of Balance Sheet Disagreement or the Seller in the Initial Balance Sheet with respect to such disputed line item. Any determination or award of the Accounting Arbitrator pursuant to this Section may be entered and enforced in any court of competent jurisdiction. The balance sheets of the Company and the determination of the Closing Pro Forma Surplus of the Company that are final and binding on the parties, as determined either through agreement of the parties pursuant to Sections 2.05(b), 2.05(e) or 2.05(f) or through the action of the Accounting Arbitrator pursuant to this
Section 2.05(g), are referred to as the "Final Balance Sheet" and the "Final Closing Pro Forma Surplus", respectively.

          (h) The cost of the Accounting Arbitrator's review and determination shall be shared equally by Seller and the Acquiror. During the review by the Accounting Arbitrator, the Acquiror and Seller will each make available to the Accounting Arbitrator interviews with such individuals, and such information, Books and Records and work papers, as may be reasonably required by the Accounting Arbitrator to fulfill its obligations under Section 2.05(g); provided, however, that the independent accountants of Seller or the Acquiror shall not be obliged to make any work papers available to the Accounting Arbitrator unless and until such firm has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such accountants. In acting under this Agreement, the Accounting Arbitrator will be entitled to the privileges and immunities of an arbitrator. Nothing herein shall be construed to require the Accounting Arbitrator to follow the rules or procedures of any arbitration association.


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          (i) The "Post-Closing Adjustment" shall be equal to the aggregate amount of the Final Closing Pro Forma Surplus of the Company set forth in the Final Balance Sheet less $107,803,000. If the Post-Closing Adjustment is a positive amount, then the Acquiror shall pay in cash to Seller 95% of the amount of the Post-Closing Adjustment. If the Post-Closing Adjustment is a negative amount, then Seller shall pay in cash to the Acquiror 95% of the absolute value of the amount of the Post-Closing Adjustment. Any such payment shall be made within three Business Days after the determination of the Final Balance Sheet becomes such, together with interest thereon from the Closing Date until the date of payment at the Interest Rate calculated and payable in cash in accordance with Section 2.06.

     Section 2.06. Payments and Computations. Each party shall make each payment due to the other party to this Agreement not later than 11:00 a.m., New York City time, on the day when due. All payments shall be paid by wire transfer in immediately available funds to the account or accounts designated by the party receiving such payment. All computations of interest shall be made on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Whenever any payment under this Agreement shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to the Acquiror as follows:

     Section 3.01. Incorporation, Qualification and Authority of the Seller. Seller is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Missouri and is duly qualified as a foreign corporation to do business, and, to the extent legally applicable, is in good standing, in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect or impair or delay the ability of Seller to consummate the transactions contemplated by, or to perform Seller's obligations under, the Transaction Agreements. Seller has all requisite corporate power and corporate authority to carry on its business and to own, lease and operate its properties and assets and to enter into, consummate the transactions contemplated by and carry out its obligations under, the Transaction Agreements to which it is a party. The execution and delivery by the Seller of the Transaction Agreements to which it is a party and the consummation by the Seller of the transactions contemplated by, and the performance by the Seller of its obligations under, the Transaction Agreements have been duly authorized by all requisite action on the part of the Seller. This Agreement and the Tax Matters Agreement have been, and upon execution and delivery, the other Ancillary Agreements to which Seller is a party will be, duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by the Acquiror) this Agreement and the Tax Matters Agreement constitute, and upon execution and delivery, the other Ancillary Agreements will constitute, legal, valid and binding obligations of Seller, enforceable against it in accordance with their terms, except in each


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


case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 3.02. Incorporation, Qualification and Authority of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Missouri and has the requisite corporate power and corporate authority to operate its business as now conducted. The Company is duly qualified as a foreign corporation to do business and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect or impair or delay the ability of Seller to consummate the transactions contemplated by, or to perform Seller's obligations under, the Transaction Agreements.

     Section 3.03. Capital Structure of the Company; Ownership of the Transferred Shares; Subsidiaries.

          (a) Section 3.03(a) of the Disclosure Schedule sets forth the authorized Capital Stock of the Company and the number of Equity Shares of each class of Capital Stock of the Company that are issued and outstanding. All of the outstanding Equity Shares of the Company have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive rights. Except as set forth in Section 3.03(a) of the Disclosure Schedule, there are no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments obligating the Company to issue or sell any of its Equity Shares or securities convertible into or exchangeable for its Equity Shares.

          (b) Seller owns, directly or indirectly, all of the Equity Shares, free and clear of all Liens, except any Liens arising out of, under or in connection with this Agreement, and has the full and unrestricted power to sell, assign, transfer and deliver the Transferred Shares to the Acquiror upon the terms and subject to the conditions of this Agreement free and clear of any Liens. At Closing, Acquiror will acquire good, valid and marketable title to the Transferred Shares free and clear of any Liens, except Liens created by or through Acquiror or any of its Affiliates. Except as contemplated by this Agreement, there are no options or warrants or other rights, agreements, arrangements or commitments obligating Seller to sell any of the Equity Shares. Except as contemplated by this Agreement, there are no voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of the Equity Shares (including the Transferred Shares) of the Company.

          (c) Except as set forth in Section 3.03(c)(i) of the Disclosure Schedule and except for portfolio investments made in the ordinary course of business consistent with past practice, the Company does not own, of record or beneficially, any direct or indirect equity interest, any security convertible into or exchangeable for any such equity interest or any right or obligation (contingent or otherwise) to acquire any such equity interest or convertible or exchangeable


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

security of any corporation, partnership, limited liability company, joint venture or other business enterprise. Except as set forth in Section 3.03(c)(ii) of the Disclosure Schedule, the Company does not have any continuing obligations or duties in connection with any purchase by the Company of any business enterprise or business unit (whether through the purchase of stock or assets or through a merger or other business combination), any acquisition or sale by the Company of rights under reinsurance agreements outside the ordinary course of business (through bulk reinsurance or otherwise) or sale by the Company of any business enterprise, business unit, stock or assets outside of the ordinary course of business.

     Section 3.04. No Conflict. Except as set forth in Section 3.04 of the Disclosure Schedule and except as may result from any facts or circumstances relating to the Acquiror or its Affiliates, the execution, delivery and performance by the Seller of the Transaction Agreements and the consummation by the Seller of the transactions contemplated by the Transaction Agreements do not and will not (a) violate or conflict with the organizational documents of Seller or the Company, (b) assuming that the consents and approvals described in
Section 3.05 have been obtained, conflict with or violate any Law or Governmental Order applicable to the Seller or the Company or any agreement with, or condition imposed by, any Governmental Authority upon the Seller or the Company, or (c) assuming that the consents and approvals described in Section
3.05 have been obtained, result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien (other than a Permitted Lien) on any of the assets of the Company or Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which the Company or the Seller is a party or by which any asset of the Company is bound or affected, except, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights or Liens as would not impair or delay the ability of Seller to consummate the transactions contemplated by, or to perform Seller's obligations under, the Transaction Agreements.

     Section 3.05. Consents and Approvals. The execution and delivery by the Seller of the Transaction Agreements do not, and the performance by the Seller of, and the consummation by Seller of the transactions contemplated by, the Transaction Agreements will not require on the part of Seller or the Company any consent, approval, authorization or other action by, or any filing with or notification to, any Governmental Authority or any other Person, except (a) in connection, or in compliance with, the notification and waiting period requirements of the HSR Act, (b) as may be necessary as a result of any facts or circumstances relating to the Acquiror or its Affiliates not known to Seller, or
(c) those consents and approvals the failure of which to obtain would not reasonably be expected to (i) materially interfere with the business of the Company, (ii) result in any loss, fine or penalty in excess of $50,000 in the aggregate or (iii) result in any injunction or equitable relief that materially interferes with the business of the Company or the Acquiror.

     Section 3.06. Financial Information; Absence of Undisclosed Liabilities.

          (a) Section 3.06(a) of the Disclosure Schedule sets forth (i) the annual audited statutory statements of the Company as of and for the years ended December 31, 2002 and 2001, including the exhibits, schedules and notes thereto and (ii) the unaudited statutory statements of the

Company as of and for the six months ended June 30, 2003 and 2002, including the exhibits, schedules and notes thereto (collectively, the "Statutory Statements"). The Statutory Statements were prepared in accordance with SAP and present fairly, in all material respects, the financial condition and results of operations of the Company at their respective dates and for the periods covered by such statements in conformity with SAP applied consistently, subject in the case of the unaudited statutory statements to normal recurring year-end adjustments.

          (b) Section 3.06(b) of the Disclosure Schedule sets forth the unaudited pro forma statement of admitted assets, liabilities and capital and surplus of the Company as of June 30, 2003, determined in accordance with SAP applied consistently with its application in connection with the preparation of the Statutory Statements, including use of the same principles, policies, practices, procedures, methods and estimates, with consistent assumptions, classifications, judgments and valuation and estimation methods, subject to normal recurring year-end adjustments, except for the adjustments described therein (the "Reference Date Pro Forma Balance Sheet"). The Reference Date Pro Forma Balance Sheet presents fairly, in all material respects, the financial condition of the Company on a pro forma basis, including the adjustments set forth therein, as of June 30, 2003 in conformity with SAP applied consistently, subject to normal recurring year-end adjustments.

          (c) Except as set forth in the Statutory Statements, except for Ordinary Course Liabilities under the terms of Assumed Reinsurance Agreements, except for obligations (other than financial obligations) arising after the date hereof in the ordinary course of business under contracts or commitments identified in Sections 3.14 and 3.15 of the Disclosure Schedule and except for any Liabilities which are or have been incurred in the ordinary course of business and consistent with past practice since June 30, 2003 and which are or will be discharged or repaid prior to the Closing Date or reflected in the Final Balance Sheet, the Company does not have any Liabilities (whether accrued, absolute, contingent or otherwise) in excess of $200,000 in the aggregate, provided that no representation or warranty is hereby made that the Company's reserves will prove to be sufficient or adequate for the purposes for which they were established or that amounts now or hereafter payable from retrocessionaires will be collectible and nothing in this subsection shall be deemed to constitute such a representation or warranty.

     Section 3.07. Absence of Certain Changes or Events. Except as set forth in
Section 3.07 of the Disclosure Schedule, except for transfers by the Company of the Distributed Assets or as contemplated by this Agreement, from June 30, 2003 to the date of this Agreement, the Seller and the Company have conducted the business of the Company in the ordinary course consistent with past practice, there has not occurred any event that has had, or would reasonably be expected to have, a Material Adverse Effect or that would impair or delay the ability of Seller to consummate the transactions contemplated by, or to perform Seller's obligations under, the Transaction Agreements, and there has not been with respect to the Company:

          (a) any incurrence of any Debt by the Company, issuance of any debt securities or any loans or advances made by the Company;

          (b) any redemption, repurchase or other acquisition of Capital Stock of the Company;

          (c) any declaration, setting aside or payment of any dividend or other distribution in respect of shares of Capital Stock of the Company;

          (d) any material transaction, commitment or Contract entered into between the Company and any of its Affiliates, other than reinsurance transactions in the ordinary course of business consistent with past practice;

          (e) any issuance or sale of any additional shares of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares or equity interests, or issuance or grant of any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares, such other equity interests or such securities;

          (f) any amendment of the articles of incorporation or by-laws of the Company;

          (g) any acquisition (by merger, consolidation, acquisition of stock or assets or otherwise) of any corporation, partnership or other business organization or division;

          (h) any change in the policies, practices, principles or standards other than in the ordinary course of business consistent with past practice, or any material change in the procedures or systems, of the Company, in either case with respect to the Company's accounting, reserving, actuarial determinations, underwriting or retrocession, other than changes required by SAP or applicable Law;

          (i) any authorization, commitment to make or making of any capital expenditures in an aggregate amount in excess of $200,000;

          (j) any material write-off or write-down of, or any determination to take a material write-off or write-down of, any assets of the Company, except for write-offs or write-downs in the ordinary course of business consistent with past practice;

          (k) any Lien, other than a Permitted Lien, granted by the Company on any Assets;

          (l) to the Knowledge of Seller, damages, thefts or casualty losses to the assets or properties of the Company, without regard to insurance coverage, in an aggregate amount in excess of $200,000;

          (m) any loss of any Material Permit; or

          (n) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

     Section 3.08. Absence of Litigation. Except as set forth in Section 3.08 of the Disclosure Schedule, as of the date of this Agreement (a) there are no Actions against the Company arising under the Reinsurance Agreements in the ordinary course of business that are pending and (b) there are no other Actions (including Actions arising under the Reinsurance Agreements other than in the ordinary course of business) pending or, to the Knowledge of Seller, threatened against the Company. Except as set forth in Section 3.08 of the Disclosure Schedule, the Company is not a plaintiff in any Action, and the Company does not intend to commence or threaten any Action against any Person excluding Actions arising under the Reinsurance Agreements. The Seller will deliver to Acquiror at the Closing a schedule dated as of a date not earlier than five (5) Business Days prior to the Closing disclosing any such Actions that became subject to disclosure after the date hereof.

     Section 3.09. Compliance with Laws. Excluding Environmental Laws (which are covered in Section 3.13), the Company is not in material violation of any Laws or Governmental Orders. Except as set forth in Section 3.09 of the Disclosure Schedule, as of the date of this Agreement, there are no outstanding Governmental Orders against the Company or against the Seller relating to the transactions contemplated hereby. Except as set forth in Section 3.09 of the Disclosure Schedule, the Company has filed all material reports, statements, documents, registrations, filings or submissions required to be filed with any Governmental Authority. Except as set forth in Section 3.09 of the Disclosure Schedule, all such material reports, statements, documents, registrations, filings and submissions were in compliance in all material respects with all applicable Laws when filed or as amended or supplemented, and no material deficiencies that remain unsatisfied have been asserted in writing by any Governmental Authority with respect to such material reports, statements, documents, registrations, filings or submissions. Except as set forth in Section
3.09 of the Disclosure Schedule, all Reinsurance Agreements to which the Company is a party, and all amendments, applications, brochures, illustrations and certificates pertaining thereto comply in all material respects with applicable Laws and have, where required by applicable Laws, been approved by all applicable Governmental Authorities or filed with and not objected to by such Governmental Authorities within the period provided by applicable Laws for objection. Except as set forth in Section 3.09 of the Disclosure Schedule, the Company has not received, at any time between December 31, 1999 and the date of this Agreement, any notice or communication from any Governmental Authority regarding any actual, alleged, or potential violation of, or failure to comply with, any applicable Law in any material respect or directing the Company to take any remedial action with respect to any applicable Law.

     Section 3.10. Governmental Licenses and Permits.

          (a) Excluding Environmental Permits (which are covered in Section 3.13), Section 3.10(a) of the Disclosure Schedule sets forth all governmental qualifications, registrations, filings, privileges, franchises, licenses, permits, approvals or authorizations that are material to the operation of the business of the Company as conducted on the date of this Agreement (collectively, "Material Permits"). Except as set forth on Section 3.10(a) of the Disclosure Schedule, the Company has all Material Permits required by Law.

          (b) Excluding Environmental Permits (which are covered in Section 3.13), neither the Seller nor the Company is in material violation of any of the Material Permits. All such Material Permits are valid and in full force and effect. Except as set forth in Section 3.10(b) of the Disclosure Schedule, as of the date of this Agreement there is no pending, or to the knowledge of the Seller, threatened, revocation, cancellation, suspension, limitation, amendment, modification, restriction or nonrenewal of any Material Permit held by the Company and there is no Action which is pending or, to the knowledge of Seller, threatened that would be likely to lead to the revocation, cancellation, suspension, limitation, amendment, modification, restriction or non-renewal of any such Material Permit. The Company is not operating under any formal or informal agreement or understanding with any Governmental Authority which restricts its ability to do business or requires it to take, or refrain from taking, any action otherwise permitted by applicable Law.

     Section 3.11. Title to the Assets; Real Property.

          (a) Except for assets transferred as contemplated by this Agreement or the Reference Date Pro Forma Balance Sheet or pursuant to the transactions set forth in Section 3.11(a) of the Disclosure Schedule, and except for other assets disposed of since June 30, 2003 in the ordinary course of business and consistent with past practice, the Company has good title to, a valid leasehold interest in or a valid license or other right to use, the assets, properties, rights and privileges reflected on the June 30, 2003 balance sheet of the Company, free and clear of all Liens other than Permitted Liens and Liens created by or through Acquiror or any of its Affiliates.

          (b) The Company does not own or lease any real property. Section 3.11(b) of the Disclosure Schedule sets forth a true and complete list of all locations at which the Company conducts operations or has employees on the date hereof.

     Section 3.12. Intellectual Property.

          (a) The Company owns or has the right to use all material Intellectual Property in use by it that is necessary to the operation of the Company's business as conducted on the date of this Agreement.

          (b) Except as provided in Section 3.12(b) of the Disclosure Schedule, the Company has no registrations for copyrights, patents, domain names and trademarks and service marks, and no applications to register any unregistered copyrights, patents, trademarks, or service marks.

          (c) The Company has no licenses or sublicenses pursuant to which Intellectual Property is licensed to the Company by any third party (other than Seller or any of its Affiliates), excluding licenses for off the shelf software licensed to the Company. With respect to each license or sublicense pursuant to which Intellectual Property is licensed to the Company that will remain in effect after Closing, each such license and sublicense is a legal, valid and binding obligation of Seller or its Affiliates and, to the Knowledge of Seller, each other party to such license or sublicense, and is enforceable against the Seller or its Affiliates and, to the best Knowledge of Seller, each other party in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Neither Seller, its Affiliates nor, to the Knowledge of Seller, any other party to any license or sublicense pursuant to which Intellectual Property is licensed to the Company is in default or breach or has failed to perform any material obligation under such license or sublicense and, to the Knowledge of Seller, there does not exist any event, condition or omission that would constitute a material breach or material default (whether by lapse of time or notice or both). The Company has not licensed or sublicensed for use by any third party (including but not limited to Seller or any other Affiliate of Seller) any Intellectual Property owned by or licensed to the Company.

          (d) To the Knowledge of Seller, no Person is engaging in any activity that infringes in any material respect upon any Intellectual Property owned by the Company.

          (e) (i) The Company has not received any claim or notice from any Person that the Company is engaging in any activity that infringes in any respect upon or misappropriates any Intellectual Property of any Person, (ii) there are no infringement suits, actions or proceedings pending or, to the Knowledge of Seller, threatened against the Company with respect to any Intellectual Property used by the Company, and (iii) the operations of the Company's business do not infringe any Intellectual Property right of any Person.

          (f) The Company has taken efforts that are reasonable under the circumstances to protect and preserve the confidentiality of all Intellectual Property as to which it has a duty of confidentiality from a third party and which is not otherwise protected by patents, patent applications or copyright ("Confidential IP"). Except with respect to Confidential IP of Affiliates of the Company, all use, disclosure or appropriation of Confidential IP not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential IP, or is otherwise lawful.

          (g) As of the date of this Agreement, the Company has implemented and is in compliance with commercially reasonable practices regarding (i) the security of its internal and external computer networks and (ii) disaster recovery and business continuity.

     Section 3.13. Environmental Matters. The Company has operated in compliance in all material respects with applicable Environmental Laws. There has been no release or, to the Knowledge of Seller, threatened release, discharge or disposal of Hazardous Materials on, at or under, from or affecting any real property (including any improvement thereon) currently or previously used or previously owned or leased by the Company which would reasonably be expected to result in the imposition of any material liability on the Company under any Environmental Law. The Company has obtained and maintained in good standing all material Environmental Permits necessary to conduct the operation of the business of the Company. No Action is pending or, to the Knowledge of Seller, threatened by any Governmental Authority or any other Person against the Company relating to any Environmental Law.

     Section 3.14. Material Contracts.

          (a) Section 3.14(a) of the Disclosure Schedule lists each of the Material Contracts as in effect on the date of this Agreement.

          (b) Except as set forth in Section 3.14(b) of the Disclosure Schedule, each Material Contract is a legal, valid and binding obligation of the Company and, to the Knowledge of Seller, each other party to such Material Contract, and is enforceable against the Company and, to the Knowledge of Seller, each such other party in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and neither the Company nor, to the Knowledge of Seller, any other party to a Material Contract is in material default or material breach or has failed to perform any material obligation under a Material Contract, and, to the Knowledge of Seller, there does not exist any event, condition or omission that would constitute such a material breach or material default (whether by lapse of time or notice or both). Neither Seller nor the Company has received any notice, whether written or oral, of termination or intention to terminate any Material Contract from any party thereto.

          (c) Sections 3.14(a) and 3.14(b) of the Disclosure Schedule do not include and this Section 3.14 does not apply to the Assumed Reinsurance Agreements, Retroceded Reinsurance Agreements, the Transaction Agreements, the Business Employee Plans, the Company Employee Plans, Intellectual Property license agreements, agency, brokerage or commission agreements and agreements between the Company, on the one hand, and Seller or any of its Affiliates, on the other hand, that will be terminated prior to or as of Closing. Except as set forth in Section 3.14(c) of the Disclosure Schedule, the Company does not have any liability or obligation under any agency, brokerage or commission agreement with respect to Reinsurance Agreements previously in effect or in effect on the date of this Agreement or as of Closing.

     Section 3.15. Retroceded Reinsurance Agreements.

          (a) Set forth in Section 3.15(a) of the Disclosure Schedule is a list of each Retroceded Reinsurance Agreement (i) that, in the reasonable opinion of Seller, constitutes 1% or more of the in-force face amount of reinsurance ceded pursuant to the Retroceded Reinsurance Agreements on an individual basis and 90% of the in-force face amount of reinsurance ceded pursuant to the Retroceded Reinsurance Agreements on an aggregate basis and (ii) between the Company, on the one hand, and Seller on any Affiliate of Seller, on the other hand. For each Retroceded Reinsurance Agreement listed in Section 3.15(a) of the Disclosure Schedule, Section 3.15(a) of the Disclosure Schedule includes the name of the retrocessionaire, type of contract and inception date. The Seller will deliver to Acquiror at the Closing a schedule showing any Retroceded Reinsurance Agreement entered into by the Company with respect to the Long-Term Care Business and Health Reinsurance Business after the date of this Agreement.

          (b) Except as set forth in Section 3.15(b) of the Disclosure Schedule,
(i) to the Knowledge of Seller, none of the retrocessionaires under any Retroceded Reinsurance Agreement is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (ii) to the Knowledge of Seller, the financial condition of any such retrocessionaire is not impaired to the extent that a default thereunder is reasonably anticipated, (iii) each Retroceded Reinsurance Agreement complies in all material respects with all relevant provisions of the Missouri Insurance Law and regulations thereunder, as well as the Insurance Laws and regulations of all states in which the Company is authorized to conduct its business relating to credit for reinsurance and (iv) the Company is entitled under relevant SAP to take full credit in its Statutory Statements for all amounts recoverable by it pursuant to such Retroceded Reinsurance Agreements in the aggregate, and all such amounts have been properly recorded in the Company's books and records of account and are properly reflected in its Statutory Statements. No Retroceded Reinsurance Agreement contains any provision providing that any such party thereto may commute the same by reason of the transactions contemplated by this Agreement.

          (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, with respect to any Retroceded Reinsurance Agreement, (i) as of the date hereof, neither the Company nor, to the Knowledge of Seller, any relevant retrocessionaire has given notice of termination (provisional or otherwise) in respect of such Retroceded Reinsurance Agreement, (ii) neither the Company nor, to the Knowledge of Seller, any such retrocessionaire is in default in any material respect under any such Retroceded Reinsurance Agreement, and (iii) on the date hereof, each such Retroceded Reinsurance Agreement is in full force and effect and is valid and enforceable against the Company, and, to the Knowledge of Seller, each such other party in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 3.16. Reinsurance Assumed.

          (a) Set forth in Section 3.16(a) of the Disclosure Schedule is a list of each Assumed Reinsurance Agreement (i) that, in the reasonable opinion of Seller, constitutes 1% or more of the gross in-force face amount of reinsurance assumed pursuant to the Assumed Reinsurance Agreements on an individual basis and 90% of the gross in-force face amount of reinsurance assumed pursuant to the Assumed Reinsurance Agreements on an aggregate basis and (ii) between the Company, on the one hand, and Seller or any Affiliate of Seller, on the other hand. For each Assumed Reinsurance Agreement listed in Section 3.16(a) of the Disclosure Schedule, Section 3.16(a) of the Disclosure Schedule further includes the name of the Ceding Company, type of contract, and inception date, true and complete copies of each such Assumed Reinsurance Agreement has been made available to the Acquiror. Seller will deliver to the Acquiror at the Closing a supplement to Section 3.16(a) of the Disclosure Schedule as of a date not earlier than five (5) Business Days prior to the Closing Date showing any Assumed Reinsurance Agreements recaptured after the date hereof.

          (b) Except as set forth in Section 3.16(b) of the Disclosure Schedule, with respect to any Assumed Reinsurance Agreement, (i) to the Knowledge of Seller, no Ceding Company is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (ii) as of the date hereof neither the Company nor, to the Knowledge of Seller, any Ceding Company has given notice of termination (provisional or otherwise) in respect of any such Assumed Reinsurance Agreement, (iii) neither the Company nor, to the Knowledge of Seller, any Ceding Company is in default in any material respect under any such Assumed Reinsurance Agreements, (iv) each Assumed Reinsurance Agreement complies in all material respects with all relevant provisions of the Missouri Insurance Law and regulations thereunder, as well as the Insurance Laws and regulations of all states in which the Company is authorized to conduct its business relating to credit for reinsurance and (v) as of the date hereof each such Assumed Reinsurance Agreement is in full force and effect and is valid and enforceable against the Company, and, to the Knowledge of Seller, each such other party in accordance with its terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity). Except as set forth in Section 3.16(b)(vi) of the Disclosure Schedule, no Assumed Reinsurance Agreement contains any provision providing that the Ceding Company may recapture the risk thereunder by reason of the transactions contemplated by this Agreement. Except as set forth in Section 3.16(b)(vii) of the Disclosure Schedule, the Company is not currently providing any trust, escrow, letter of credit or other type of security with respect to any Assumed Reinsurance Agreement.

     Section 3.17. Employment and Employee Benefits Matters.

          (a) Section 3.17(a) of the Disclosure Schedule sets forth a true and complete list of the employees of the Company and any other employees of Seller or its Affiliates (in each case without naming them) who spend substantially all of their business time providing services to the Company (collectively, the "Business Employees"). Section 3.17(a) of the Disclosure Schedule includes each Business Employee's job title, employer, job location and classification. Except as set forth in Section 3.17(a) of the Disclosure Schedule, as of the date of this Agreement there are no Actions pending or, to the Knowledge of Seller, threatened against the Company by any Business Employee. From and after the Closing the Company shall have no liability for any compensation or benefits payable to any Business Employee or for any Losses arising out of the acts or omissions of the Company, Seller or any Affiliate prior to the Closing and relating to the employment or termination of any Business Employee by the Company, Seller or any Affiliate prior to Closing that will not be satisfied by Seller.

          (b) Section 3.17(b)(i) of the Disclosure Schedule sets forth a list of all Business Employee Plans. Section 3.17(b)(ii) of the Disclosure Schedule sets forth a list of all Company Employee Plans.

          (c) None of the Business Employee Plans or Company Employee Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a single employer plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company would reasonably be expected to incur liability under
Section 4063 or 4064 of ERISA.

          (d) Each Business Employee Plan and Company Employee Plan that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS that it is so qualified, and each related trust that is intended to be exempt from federal income tax pursuant to
Section 501(a) of the Code is subject to a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter that would reasonably be expected to adversely affect such qualification or exemption, as the case may be.

          (e) With respect to each Business Employee Plan and Company Employee Plan, the Company is not currently liable for any material Tax arising under
Section 4971, 4972, 4975, 4979, 4980 or 4980B of the Code, and no fact or event exists that would give rise to any such material Tax liability. The Company has not incurred any material liability under or arising out of Title IV of ERISA, and no fact or event exists that would reasonably be expected to result in such a liability that will not be satisfied by Seller.

          (f) Except as set forth on Section 3.17(f) of the Disclosure Schedule, none of the Business Employee Plans or Company Employee Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and at the expense of the participant or the participant's beneficiary.

          (g) The Company is not a party to any collective bargaining agreement or other labor union contract applicable to Business Employees.

          (h) As of or prior to the Closing Date, the Company's participation in all Business Employee Plans and Company Employee Plans maintained by the Company or any ERISA Affiliate prior to the Closing Date for the benefit of Business Employees shall be terminated without liability to the Company. After the Closing Date, neither the Company nor the Acquiror will have any liability or obligations to any Person or Governmental Authority (including, without limitation, the Department of Labor, the Internal Revenue Service or the Pension Benefits Guaranty Corporation) under or in respect of any Business Employee Plan or Company Employee Plan or any employee benefit plan of an ERISA Affiliate or for any action taken or omitted to be taken by the Company or any ERISA Affiliate prior to Closing with respect to any Business Employee Plan or Company Employee Plan, or any employee benefit plan of an ERISA Affiliate that will not be satisfied by Seller.

     Section 3.18. Brokers. Except for Morgan Stanley & Co. Incorporated ("Seller's Banker"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of Seller or the Company. Seller is solely responsible for the fees and expenses of Seller's Banker.

     Section 3.19. Investment Company. The Company is not an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.

     Section 3.20. Direct Insurance Contracts. The Company has not written any direct policies of insurance that are in force or under which any party has any existing rights, obligations or liabilities.

     Section 3.21. Reserves. Except as set forth in Section 3.21 of the Disclosure Schedule, the reserves of the Company reflected in the Statutory Statements and the Reference Date Pro Forma Balance Sheet (a) were determined in accordance with generally recognized actuarial methods and standards, consistently applied, and as of their respective dates were fairly stated in accordance with sound actuarial principles using prescribed morbidity and mortality tables and interest rates that are in accordance with the nature of the benefits specified, and (b) as of their respective dates met the applicable requirements of the insurance laws and regulations of the Company's state of domicile, including applicable statutory accounting principles. No representation or warranty is hereby made that the reserves will be sufficient or adequate for the purposes for which they were established or that amounts now or hereafter payable from retrocessionaires will be collectible and nothing in this Agreement (including without limitation Sections 2.05, 3.06, 3.07, 3.11, 3.15, 3.16 and 3.26) shall be deemed to constitute such a representation or warranty, provided that the provisions of this Section shall not be deemed to limit the indemnification provisions of Section 10.01(a)(vi) and Sections 5.19 and 5.24. Without limiting the generality of the foregoing, nothing in Section
2.05 shall be deemed a representation, warranty or agreement that the reserves set forth in the Estimated Initial Balance Sheet, Initial Balance Sheet or Final Balance Sheet shall prove to be sufficient or adequate for the purposes for which they were established or that amounts now or hereafter payable from retrocessionaires shall be collectible.

     Section 3.22. Required Capital. The Company's ratio of "Total Adjusted Capital" to "Company Action Level RBC," as those terms are defined in the insurance laws of the State of Missouri as of June 30, 2003, calculated on a pro forma basis based upon the Reference Date Pro Forma Balance Sheet, is at least 175% as of June 30, 2003. Section 3.22 of the Disclosure Schedule sets forth the Company's calculation of such ratio.

     Section 3.23. Investments.

          (a) Section 3.23 of the Disclosure Schedule sets forth a complete and accurate list of all bonds, stocks, mortgages and other investments of any type owned by the Company as of October 14, 2003 (collectively, the "Investments"). The Company has good and marketable title to each of the Investments as of October 14, 2003.

          (b) Except as set forth in Section 3.23 of the Disclosure Schedule, none of the Investments is in default on the date hereof in the payment of principal or interest, and no event has occurred as of the date hereof which reasonably could be expected to result in a diminution of the value of any nonpublicly traded security owned by the Company.

          (c) Except as set forth in Section 3.23 of the Disclosure Schedule, there are no Liens on any of the Investments.

          (d) Neither Seller nor the Company has taken, or omitted to take, any action which causes any Investment to be subject to any valid offset, defense or counterclaim against the right of the Company to enforce the terms of such Investment that is not reflected in the Statutory Statements.

     Section 3.24. Insurance. Section 3.24 of the Disclosure Schedule contains a true and complete list and description of all liability, property, workers compensation, and directors and officers liability insurance contracts currently in force that insure the business, operations, or affairs of the Company or affect or relate to the ownership, use, or operation of any assets of the Company and that have been issued to the Company (including without limitation the type of insurance, the names and addresses of the insurers, deductible and policy limits and the expiration dates thereof). Neither the Seller nor the Company is in breach of or default under any such insurance policy and all premiums due thereunder have been paid in full. Each of such policies is in full force and effect and is valid and enforceable in accordance with its terms. To the Knowledge of Seller, there are no claims relating to the Company under any of such insurance policies as to which the insurers have denied coverage.

     Section 3.25. Bank Accounts. Section 3.25 of the Disclosure Schedule sets forth a list of the bank names, locations and account numbers of all bank and safe deposit box accounts of the Company, including any custodial accounts for securities owned by the Company, and the names of all persons authorized to draw thereon or to have access thereto.

     Section 3.26. Books and Records. The books of account and other accounting records of the Company (a) have been maintained in accordance with sound business practices and generally accepted accounting practices and applicable Law on a consistent basis and (b) contain in all material respects true and accurate records of all information required to be recorded therein. The Books and Records are in Seller's possession or under its control and constitute in the aggregate all of the files and data necessary for the Company to operate its business.

     Section 3.27. Full Disclosure. To the Knowledge of Seller, none of the representations or warranties made by Seller in this Agreement, in the Disclosure Schedule or in any certificate furnished or required to be furnished to the Acquiror pursuant hereto contains any untrue statement of a material fact or, omits to state a material fact necessary in order to make the statements contained therein or herein not misleading in light of the circumstances in which they were made.

                                  ARTICLE IV.

            REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR AND PARENT

     The Acquiror and Parent represent and warrant to Seller as follows:

     Section 4.01. Incorporation and Authority of the Acquiror and Parent. Each of the Acquiror and Parent is a corporation or other organization duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and corporate authority to enter into the Transaction

Agreements and to consummate the transactions contemplated by, and to carry out its obligations under, the Transaction Agreements. The execution and delivery of the Transaction Agreements by each of the Acquiror and Parent, the consummation by each of the Acquiror and Parent of the transactions contemplated by, and the performance by each of the Acquiror and Parent of its respective obligations under, the Transaction Agreements have been duly authorized by all requisite action on the part of the Acquiror and Parent. This Agreement and the Tax Matters Agreement have been, and upon execution and delivery, the other Ancillary Agreements will be, duly executed and delivered by the Acquiror and Parent, as the case may be, and (assuming due authorization, execution and delivery by the Seller) this Agreement and the Tax Matters Agreement constitute, and upon execution and delivery, the other Ancillary Agreements will constitute, legal, valid and binding obligations of the Acquiror and Parent enforceable against each of them in accordance with their terms, except in each case as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors' rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers, and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 4.02. Qualification of the Acquiror. The Acquiror has all requisite power and authority to operate its business as now conducted. Each of the Acquiror and Parent is duly qualified as a foreign corporation or other organization to do business and, to the extent legally applicable, is in good standing in each jurisdiction where the character of its owned, operated or leased properties or the nature of its activities makes such qualification necessary, except for jurisdictions where the failure to be so qualified or in good standing would not impair or delay the ability of the Acquiror or Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.

     Section 4.03. No Conflict. Except as may result from any facts or circumstances relating to the Seller or the Company, the execution, delivery and performance by the Acquiror and Parent of, and the consummation by the Acquiror and Parent of the transactions contemplated by, the Transaction Agreements do not and will not (a) violate or conflict with the organizational documents of the Acquiror or Parent, (b) assuming that the consents and approvals described in Section 4.04 have been obtained, conflict with or violate any Law or Governmental Order applicable to the Acquiror or Parent or any agreement with, or condition imposed by, any Governmental Authority upon the Acquiror or Parent or (c) assuming that the consents and approvals described in Section 4.04 have been obtained, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the assets or properties of the Acquiror or Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other material instrument to which either the Acquiror or Parent or any of its Subsidiaries is a party or by which any of such assets or properties is bound or affected, except, in the case of clauses (b) and (c), any such conflicts, violations, breaches, defaults, rights or Liens as would not impair or delay the ability of the Acquiror or Parent to consummate the transactions contemplated by, or perform its obligations under, the Transaction Agreements.

     Section 4.04. Consents and Approvals. The execution and delivery by the Acquiror and Parent of the Transaction Agreements do not, and the performance by the Acquiror and Parent of, and the consummation by the Acquiror and Parent of the transactions contemplated by, the Transaction Agreements will not, require any material consent, approval, authorization or other action by, or any material filing with or notification to, any Governmental Authority or any other Person, except (a) in connection, or in compliance, with the notification and waiting period requirements of the HSR Act, (b) in connection or in compliance with the insurance laws of the jurisdictions set forth in Section 4.04 of the Acquiror Disclosure Schedule, or (c) as may be necessary as a result of any facts or circumstances relating to the Seller or its Affiliates.

     Section 4.05. Absence of Litigation; Compliance with Laws.

          (a) As of the date of this Agreement, no Action is pending or, to the best knowledge of the Acquiror and Parent, threatened that seeks to, or would reasonably be expected to, impair or delay the ability of either the Acquiror or Parent to consummate the transactions contemplated by, or to perform its obligations under, the Transaction Agreements. As of the date of this Agreement, neither Acquiror nor Parent is aware of any state of facts or condition that would reasonably be expected to impair or delay the ability of either the Acquiror or Parent to consummate the transactions contemplated by, or to perform its obligations under, the Transaction Agreements.

          (b) Neither the Acquiror nor Parent is in violation of any Laws or Governmental Orders applicable to it or by which any of its material assets is bound or affected, except for violations the existence of which would not reasonably be expected to impair or delay the ability of either the Acquiror or Parent to consummate the transactions contemplated by, or to perform its obligations under, the Transaction Agreements.

     Section 4.06. Securities Matters. The Transferred Shares are being acquired by the Acquiror for its own account and without a view to the public distribution or sale of the Transferred Shares or any interest in them. The Acquiror has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Transferred Shares, and the Acquiror is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Transferred Shares. The Acquiror understands and agrees that it may not sell or dispose of any of the Transferred Shares other than pursuant to a registered offering in compliance with, or in a transaction exempt from, the registration requirements of the Securities Act and applicable state securities laws. Acquiror understands and agrees that the certificates representing the Transferred Shares may bear legends to the effect that the Transferred Shares have not been registered under the Securities Act, or such other state securities laws, and that no interest therein may be transferred or otherwise disposed of in violation of the provisions thereof.

     Section 4.07. Financial Ability. The Acquiror has, and will have at the Closing, the financial ability to consummate the transactions contemplated by the Transaction Agreements and has furnished to Seller evidence thereof.

     Section 4.08. Brokers. Except for Bear, Stearns & Co. Inc. (the "Acquiror's Banker"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by the Transaction Agreements based upon arrangements made by or on behalf of the Acquiror. The Acquiror is solely responsible for the fees and expenses of the Acquiror's Banker.

     Section 4.09. Investment Company. Acquiror is not an investment company subject to registration and regulation under the Investment Company Act of 1940, as amended.

                                   ARTICLE V.

                              ADDITIONAL AGREEMENTS

     Section 5.01. Conduct of Business Prior to the Closing. Except as otherwise contemplated by or necessary to effectuate the Transaction Agreements, except for transfers of employees from the Company, and except for matters identified in Schedule 5.01, from the date of this Agreement through the Closing, unless the Acquiror otherwise consents in advance in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Seller will, and will cause the Company to, (a) conduct the business and operations of the Company in the ordinary course consistent with past practice and maintain its books, accounts and records in the ordinary course consistent with past practice, (b) use commercially reasonable efforts to preserve intact the Company's business organization and to preserve the current significant business relationships with the customers of the Company and (c) not do any of the following:

               (i) except to evidence Liens created by or under this Agreement or by or through Acquiror or any of its Affiliates, grant any Lien (other than granting a Permitted Lien) on any Asset of the Company;

               (ii) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division;

               (iii) incur any Debt, issue any debt securities or make any loans or advances;

               (iv) issue or sell any additional shares of, or other equity interests in, the Company, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire such additional shares, such other equity interests or such securities;

               (v) redeem, repurchase or acquire any of the Capital Stock of the Company;

               (vi) declare, set aside or pay any dividend or other distribution in respect of shares of Capital Stock of the Company;

               (vii) amend the articles of incorporation or by-laws of the Company;

               (viii) make or authorize or commit to make any capital expenditures in excess of an aggregate of $200,000;

               (ix) sell, transfer, lease, sublease or otherwise dispose of any Assets of the Company other than in the ordinary course of business consistent with past practice;

               (x) enter into any commutation of or recapture of any risks under any Retroceded Reinsurance Agreement or Assumed Reinsurance Agreement, except to the extent required by the other party thereto in accordance with the terms of such agreement;

               (xi) make or change any election concerning any Taxes, change an annual accounting period or adopt or change any accounting method, enter into any Closing Agreement with respect to Taxes, settle any Tax Claim or assessment or surrender any right to claim a refund of any Taxes or obtain or enter into any Tax Ruling, in each case, to the extent such action would affect the Taxes of Company in any Tax period (or portion thereof) following the Closing Date;

               (xii) enter into any new Reinsurance Agreements (other than the binding of new risks under the terms of existing life reinsurance treaties);

               (xiii) make any change in any of the policies, practices, principles or standards other than in the ordinary course of business consistent with past practice or any material change in any of the procedures or systems of the Company, in each case with respect to the Company's accounting, reserving, actuarial determinations, underwriting or retrocession, other than such changes as are required by SAP or applicable Law;

               (xiv) enter into any material transaction, commitment or Contract between the Company and any of its Affiliates, other than reinsurance transactions in the ordinary course of business consistent with past practice;

               (xv) from October 14, 2003 through the Closing, purchase or sell any Investments except in accordance with the Company's investment guidelines in effect as of October 14, 2003 and in the ordinary course of business consistent with past practice; or

               (xvi) enter into any legally binding commitment with respect to any of the foregoing.

     Section 5.02. Access to Information. From the date of this Agreement until the Closing Date, and with respect to clause (ii) below, until termination of all services provided under the Transition Services Agreement, upon reasonable prior notice, and except as prohibited by applicable Law and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, Seller shall (i) afford the Representatives of the Acquiror reasonable access, during normal business hours, to the offices, properties, Books and Records of the Company and of the Seller relating to the Company and to the Business Employees and the agents and Representatives of the Company, (ii) afford the Representatives of the Acquiror reasonable access, during normal business hours, to the offices, properties, Books and Records of the Company, the Seller and entities controlled by Seller relating to the provision of transition services under the Transition Services Agreement and to the key personnel of the Company, the Seller and entities controlled by Seller charged with delivery of transition services under the Transition Services Agreement and (iii) furnish to the Representatives of the Acquiror such additional financial and operating data and other information regarding the Company as the Acquiror may from time to time reasonably request and that is available to the Seller or the Company or may be prepared or compiled by Seller or the Company without undue burden or expense; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller, the Company or any of their Affiliates; and provided, further, that the auditors and accountants of the Seller, the Company or any of their Affiliates shall not be obliged to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. If so requested by Seller, the Acquiror shall enter into a customary joint defense agreement with Seller and the Company with respect to any information to be provided to the Acquiror pursuant to this
Section 5.02. For a period of six years after Closing, upon reasonable notice and as reasonably necessary to comply with reporting and other obligations under applicable Laws, subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, Representatives of Acquiror shall have access during normal business hours to examine, inspect and copy the Books and Records of the Seller relating to the Company; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller or any of its Affiliates; and provided, further, that the auditors and accountants of the Seller or its Affiliates shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants.

     Section 5.03. Maintenance, Transfer and Preservation of Books and Records.

          (a) Through the Closing Date, Seller shall, and shall cause the Company to, maintain the Books and Records in all material respects in the same manner and with the same care that the Books and Records have been maintained prior to the execution of this Agreement. On or prior to the Closing, Seller shall, or shall cause its Affiliates, to deliver to the Acquiror (i) all original corporate records of the Company, including but not limited to any such corporate records relating to the Company's legal existence, stock ownership and corporate governance, (ii) all Material Permits of the Company and (iii) any other Books and Records that Acquiror reasonably requests be delivered at Closing; provided that such request is in writing and is received by Seller no later than 10 calendar days prior to the Closing. As soon as practicable after the Closing Date, the Seller shall, or shall cause its Affiliates, to deliver to the Acquiror all other original Books and Records not previously delivered.

          (b) Seller and its Affiliates shall have the right to retain copies of all Books and Records of the Company relating to periods ending on or prior to the Closing Date. The Acquiror agrees that it shall preserve and keep, or cause to be preserved and kept, all original Books and Records in respect of the Company in the possession of the Acquiror or its Affiliates for the longer of any applicable statute of limitations and a period of six years from the Closing Date. During such six-year or longer period, upon reasonable notice and for any reasonable business purpose, including the preparation of regulatory and statutory filings and financial statements and the conduct or defense of any regulatory inquiry or other Action, except as determined in good faith to be appropriate to ensure compliance with any applicable Laws and subject to any applicable privileges (including the attorney-client privilege) and contractual confidentiality obligations, Representatives of Seller shall have access during normal business hours to examine, inspect and copy the Books and Records of the Company; provided, however, that such investigation shall not unreasonably interfere with any of the businesses or operations of the Seller, the Company or any of their Affiliates; and provided, further, that the auditors and accountants of the Acquiror or its Affiliates shall not be obligated to make any work papers available to any Person unless and until such Person has signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such auditors or accountants. After such six-year or longer period, before the Acquiror or any Affiliate shall dispose of any of such Books and Records, the Acquiror shall give at least 90 days' prior written notice of its intention to dispose of such Books and Records to Seller, and Seller shall be given an opportunity, at its cost and expense, to remove and retain all or any part of such Books and Records as Seller may elect. If so requested by the Acquiror, Seller shall enter into a customary joint defense agreement with the Acquiror or such Affiliate with respect to any information to be provided to Seller pursuant to this Section.

     Section 5.04. Confidentiality.

          (a) The terms of the letter agreement dated December 23, 2002 (the "Confidentiality Agreement") between Scottish Re (U.S.), Inc. and Seller and its Affiliates together with the amendment dated June 12, 2003 are incorporated into this Agreement by reference and shall continue in full force and effect until the Closing, at which time such confidentiality obligations under the Confidentiality Agreement and hereunder shall terminate; provided, however, that the Acquiror's confidentiality obligations shall terminate only in respect of that portion of the Confidential Information (as defined in the Confidentiality Agreement) exclusively relating to the Company. If, for any reason, the transactions contemplated by this Agreement are not consummated, the Confidentiality Agreement shall nonetheless continue in full force and effect in accordance with its terms.

          (b) Anything in this Agreement to the contrary notwithstanding, the confidentiality obligations contained in this Agreement or in any other agreement between the parties hereto (or their Affiliates), including without limitation the Confidentiality Agreement, as they relate to the transactions contemplated by the Transaction Agreements (collectively, "Transaction"), shall not (i) limit any parties' ability to consult with any tax advisor regarding the federal tax treatment or federal tax structure of the Transaction and (ii) apply to the federal tax structure or federal tax treatment of the Transaction, and each party hereto (and any affiliate or Representative of either party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Transaction; provided, that this sentence shall not apply to any such disclosure as referenced in clause (ii) above made before the earliest of (x) the date of the public announcement of discussions relating to the Transaction, (y) the date of the public announcement of the Transaction, or
(z) the date of the execution of this Agreement. The preceding sentence is intended to cause the Transaction to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the regulations promulgated under Section 6011 of the Code, and shall be construed in a manner consistent with such purpose. Subject to the proviso with respect to disclosure in the first sentence of this subsection, each party hereto acknowledges that it has no proprietary or exclusive rights to the federal tax structure of the Transaction or any federal tax matter or federal tax idea related to the Transaction.

     Section 5.05. Regulatory and Other Authorizations; Consents.

          (a) Each of the Acquiror and Parent shall use its reasonable best efforts to obtain as promptly as practicable all authorizations, consents, orders and approvals of all federal, state, local and non-U.S. Governmental Authorities that may be or become necessary for the execution and delivery by Acquiror and Parent of, and the performance of the obligations of Acquiror and Parent pursuant to, and the consummation of the transactions contemplated by, the Transaction Agreements. Seller will cooperate with the reasonable requests of the Acquiror and Parent in promptly seeking to obtain all such authorizations, consents, orders and approvals. Neither Seller nor the Acquiror or Parent shall take any action that such Person should be reasonably aware would have the effect of delaying, impairing or impeding the receipt of any required approvals.

          (b) Without limiting the generality of the foregoing, Acquiror shall make a Form A filing with the Missouri Department of Insurance no later than October 31, 2003, and any other required filings as promptly as practicable after the date hereof with state insurance departments in the United States with respect to the transactions contemplated hereby, including those listed in
Section 4.04 of the Acquiror Disclosure Schedule. Acquiror shall as promptly as practicable make any and all other filings and submissions of information with such insurance departments which are required or requested by such insurance departments in order to obtain the approvals required by such insurance departments to consummate the transactions contemplated hereby. If any such insurance department, requires that a hearing be held in connection with any such approval, Acquiror shall use its reasonable best efforts to arrange for such hearing to be held as promptly as practicable. Seller agrees to furnish Acquiror with such necessary information and reasonable assistance as Acquiror may reasonably request in connection with its preparation of such Form A filings and other filings or submissions. Acquiror shall keep Seller reasonably apprised of its actions with respect to all such filings, submissions and scheduled hearings and shall provide Seller with copies of such Form A filings and other filings or submissions (except to the extent that such information would be, or relates to information that would be, filed under a claim of confidentiality).

          (c) Without limiting the generality of the provisions of subsection
(a), Seller and the Acquiror and Parent each agree to make an appropriate filing of a notification and report form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly after the date of this Agreement, but no later than November 7, 2003, and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. In addition, each party agrees to make promptly any filing that may be required under any other antitrust or competition law or by any other antitrust or competition authority. Each party shall have responsibility for its respective filing fees associated with the HSR filings and any other similar filings required in any other jurisdictions. Subject to the Confidentiality Agreement, Seller and the Acquiror will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with any communication from any Governmental Authority relating to the matters that are the subject of this Agreement and in seeking early termination of any applicable waiting periods under the HSR Act.

          (d) Each of Seller, on the one hand, and the Acquiror and Parent, on the other hand, shall promptly notify one another of any communication it receives from any Governmental Authority relating to the matters that are the subject of this Agreement and permit the other party to review in advance any proposed communication by such party to any Governmental Authority and shall promptly provide each other with copies of all correspondence, filings or communications between such party or any of its Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, subject to any confidentiality restrictions of such Governmental Authority. Neither Seller nor the Acquiror or Parent shall agree to participate in any meeting with any Governmental Authority in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Authority, gives the other party the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, Seller on the one hand and the Acquiror and Parent on the other hand will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods under the HSR Act.

     Section 5.06. Intercompany Obligations. Except as contemplated by the Transition Services Agreement, on or prior to the Closing Date, all data processing, accounting, insurance (including coverage under insurance policies issued to, or under self-insured programs of, Seller and its Affiliates (other than the Company)), banking, personnel, legal, communications, software, software services, research and development, pooled sourcing and purchasing and other products, benefits or services provided by the Seller or its Affiliates to the Company, and any agreements, obligations or understandings (written or oral) between the Company, on the one hand, and Seller and its Affiliates (other than the Company), on the other hand, shall be terminated, provided that all obligations arising or accruing prior to termination or relating to the period prior to termination (including all payables, receivables and accrued expenses arising in the ordinary course of business and all amounts reflected in the Final Balance Sheet) shall not be affected by such termination.

     Section 5.07. No Solicitation of Employees.

          (a) For a period of 24 months from the Closing Date, none of Seller or any entity controlled by Seller shall, directly or indirectly, induce or attempt to induce any employee of the Acquiror listed in Schedule 5.07(a) to leave the employ of the Acquiror or violate the terms of such employee's contract, or any employment arrangement, with the Acquiror; provided, however, that nothing in this Section 5.07 shall prohibit Seller and its Affiliates from employing or soliciting the employment of any such employee after such employee shall have been discharged by the Acquiror; and provided, further, that nothing in this Section 5.07 shall prohibit Seller and its Affiliates from employing any person as a result of a general solicitation to the public or general advertising. For a period of 24 months from the Closing Date, none of Acquiror or its Affiliates shall, directly or indirectly, induce or attempt to induce any employee of Seller or its Affiliates listed in Schedule 5.07(b) or any employee of Seller or its Affiliates who provides services to the Company after the Closing to leave the employ of the Seller or its Affiliates or violate the terms of such Person's contract, or any employment arrangement, with the Seller or its Affiliates; provided, however, nothing in this Section 5.07 shall prohibit Acquiror and its Affiliates from employing or soliciting the employment of any such employee after such employee shall have been discharged by the Seller or any Affiliate; and provided, further, that nothing in this Section 5.07 shall prohibit Acquiror and its Affiliates from employing any person as a result of a general solicitation to the public or general advertising.

          (b) The parties hereto acknowledge that any damage caused to a party or any of its Affiliates by reason of the breach by the other party of this
Section 5.07 would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, the other party and any of its Affiliates shall be entitled to injunctive relief, without posting a bond or other security, in order to enforce or prevent any violation of the provisions of this Section 5.07. Nothing in this subsection shall be construed as prohibiting a party from pursuing any other rights or remedies available for any breach of this Section 5.07.

     Section 5.08. Termination of Rights to the Seller Marks.

          (a) The Acquiror, for itself and its Affiliates (which, for the purposes of this Section 5.08, shall include the Company), acknowledges and agrees that, except as otherwise expressly provided in this Section 5.08, neither the Acquiror nor any of its Affiliates shall have any rights in the Seller Marks and neither the Acquiror nor any of its Affiliates shall contest the ownership or validity of any rights of Seller or any of its Affiliates in or to the Seller Marks. The Acquiror, for itself and its Affiliates, acknowledges and agrees that the rights of the Company to use the Seller Marks pursuant to the terms of agreements between Seller and its Affiliates (other than the Company) on the one hand and the Company on the other hand shall terminate on the Closing Date. The Acquiror acknowledges and agrees that, except as otherwise provided in this Section 5.08 or as permitted in writing by Seller, following the Closing Date, the Acquiror and its Affiliates shall cease and discontinue all uses of the Seller Marks, provided, however, that (i) Acquiror and its Affiliates may use the names of Seller and its Affiliates for a period not to exceed ninety (90) days following Closing for the limited purpose of notifying ceding insurers, retrocessionaires and other parties having a contractual relationship with the Company regarding the Transaction and making public announcements of the consummation of the Transaction in accordance with this Agreement, including press releases and notices to customers, potential customers, employees, brokers and other intermediaries and regulatory authorities and (ii) Acquiror and its Affiliates shall have the right to identify the Company by its corporate name in agreements and official documents until changed as provided herein. The Company will transfer to Seller effective upon the Closing all internet addresses and domain names containing the Seller Marks owned by the Company. The Acquiror shall take all necessary action to ensure that other users of the Seller Marks through the Company, whose rights terminate upon the Closing pursuant to this Section 5.08, shall cease use of the Seller Marks, except as expressly authorized thereafter in writing by Seller. The Acquiror, for itself and its Affiliates, agrees that after the Closing Date the Acquiror and its Affiliates (i) will not expressly, or by implication, do business as or represent themselves as the Seller or its Affiliates and (ii) will promptly notify ceding insurers, retrocessionaires, customers, brokers, other intermediaries and other parties having a contractual relationship with the Company of the sale of the Transferred Shares to Acquiror. The Acquiror, for itself and its Affiliates, agrees that to the extent that Acquiror or its Affiliates use the Seller Marks as permitted under this Section, Acquiror and its Affiliates will make clear in using the Seller Marks that the Company is no longer affiliated with Seller or its Affiliates. The Acquiror agrees that as promptly as practicable, but in any event within 90 days after the Closing Date, Acquiror will change the corporate name of the Company to a name that does not include any of the Seller Marks. The parties acknowledge and agree that General Electric Company is an intended third party beneficiary of the agreements of Acquiror contained in this Section.

          (b) The parties hereto acknowledge that any damage caused to Seller or any of its Affiliates by reason of the breach by Acquiror or any of its Affiliates of this Section 5.08 would cause irreparable harm that could not be adequately compensated for in monetary damages alone; therefore, each party agrees that, in addition to any other remedies, at law or otherwise, Seller and any of its Affiliates shall be entitled to injunctive relief, without posting a bond or other security, in order to enforce or prevent any violation of the provisions of this Section 5.08. Nothing in this subsection shall be construed as prohibiting Seller from pursuing any other rights or remedies available for any breach of this Section 5.08.

     Section 5.09. No Termination of Assumed Reinsurance Agreements. Seller shall not and shall cause entities that it controls to not knowingly induce or persuade any of the ceding companies under any of the Assumed Reinsurance Agreements to exercise any recapture or termination rights available under any of the Assumed Reinsurance Agreements that are, or may become, subject to recapture or termination.

     Section 5.10. Services. At or prior to the Closing, Seller or an Affiliate of Seller, and the Acquiror and the Company shall execute and deliver the transition services agreement in the form set forth in Exhibit C (the "Transition Services Agreement").

     Section 5.11. Competition; Solicitation. Each party acknowledges that Seller, the Company, Acquiror and their respective Affiliates conduct business in the same industries, offer and provide similar products and services and solicit business from the same classes of existing and potential customers. Acquiror acknowledges that (i) Seller and its Affiliates intend to continue to develop, offer and sell products and services related to insurance, reinsurance and financial services, (ii) the products and services offered and sold will be substantially similar to products and services offered and sold by the Company, and (iii) Seller and its Affiliates intend to continue to solicit business from the same classes of existing and potential customers as Acquiror and the Company. Acquiror further acknowledges that Seller and its Affiliates (other than the Company) own and utilize proprietary information and trade secrets that are substantially similar to those which may be owned by the Company, including without limitation information regarding ceding companies, retrocessionaires, brokers, intermediaries, existing and potential customers and information regarding the underwriting, reserving, accounting, pricing and claims processing policies and procedures and products and services of the Company and its Affiliates. Accordingly, anything in this Agreement to the contrary notwithstanding, Acquiror agrees that Seller and its Affiliates shall not be prohibited or restricted, under the Transaction Agreements or as a result of the transactions contemplated by the Transaction Agreements or otherwise, from (w) competing with Acquiror and its Affiliates (including the Company) in providing financial, insurance and reinsurance products and services, (x) soliciting new or recaptured business from existing or potential customers of Acquiror and its Affiliates (including the Company) or from ceding companies, retrocessionaires, brokers or intermediaries having a relationship with Acquiror and its Affiliates (including the Company), including without limitation business from Persons who were customers of or had relationships with Seller and its Affiliates (including the Company) prior to Closing, (y) developing, offering or selling products or services that are substantially similar to or compete with the products and services offered or sold by Acquiror and its Affiliates (including the Company) and (z) using for its own benefit proprietary information and trade secrets relating to the Company, which may include without limitation information regarding ceding companies, retrocessionaires, brokers, intermediaries, existing and potential customers of the Company and the relationships of all of such Persons to the Company, and information regarding the underwriting, reserving, accounting, pricing and claims processing policies and procedures and products and services offered by the Company; provided, however, that Seller shall not and shall cause entities that it controls to not knowingly induce or persuade any of the ceding companies under any of the Assumed Reinsurance Agreements to exercise any recapture or termination rights available under any of the Assumed Reinsurance Agreements that are, or may become, subject to recapture or termination; provided further, that for a period of one (1) year after Closing Seller may not solicit or bid for any business that is recaptured or terminated under any of the Assumed Reinsurance Agreements. Seller agrees that Seller and entities that it controls will not disclose or use for their own benefit proprietary information and trade secrets relating to Acquiror and its Affiliates (other than the Company) of which any of them becomes aware in connection with the provision of services under the Transition Services Agreement, except to the extent required by applicable Law.

     Section 5.12. Seller Guarantees. All indemnities, guaranties and guaranty obligations of Seller and its Affiliates relating to the obligations of the Company or otherwise relating to or for the benefit of the Company, including without limitation the indemnities, guaranties and guaranty obligations of Seller and its Affiliates relating to the Company listed in Schedule 5.12 (the "Guarantees"), shall terminate and be of no further force and effect as of Closing. Acquiror agrees that Seller may provide written notice after Closing to all beneficiaries of such Guarantees, notifying such Persons that Seller has terminated the Guarantees. Acquiror agrees to (and to cause the Company to) indemnify, defend and hold harmless the Seller against, and reimburse the Seller for, any and all amounts paid after Closing, including costs or expenses, by Seller pursuant to those Seller's Guarantees listed in Schedule 5.12.

     Section 5.13. Transfer of Stock of GE Investments, Inc.; Dividends. The Acquiror shall not cause or permit the Company, prior to January 31, 2004, (a) to Transfer or otherwise cease to own (or to enter into any agreement to Transfer or otherwise cease to own) the 50,000 shares of

Class B Preferred Stock of GE Investments, Inc. owned by the Company on the date hereof or (b) to declare or pay any dividend or other distribution. No such Transfer or cessation of ownership or declaration or payment of any dividend or other distribution shall be made effective prior to January 31, 2004. This
Section 5.13 does not prohibit (x) a sale of the GEI Preferred Stock after January 31, 2004, if there has been no agreement prior to January 31, 2004, to sell or otherwise cease to own such stock and such sale is not made effective prior to January 31, 2004, or (y) a declaration or payment of dividends or other distributions after January 31, 2004, if there have been no declarations of dividends or other distributions prior to January 31, 2004, and neither the declaration nor the payment is made effective prior to January 31, 2004.

     Section 5.14. No Employees. Prior to the Closing Date, the employment of all employees of the Company shall either be terminated or transferred to the Seller or any of its Affiliates. After the Closing Date, Seller agrees that neither the Company nor the Acquiror shall have any liability or obligations with respect to any such employees, including, but not limited to, any obligation to provide severance or COBRA coverage that will not be satisfied by Seller. Any and all such liabilities and obligations shall be the responsibility of Seller or Affiliate.

     Section 5.15. Long Term Care Business. Prior to and after the Closing Date, Seller shall and shall cause the Company to use its reasonable best efforts to effectuate a novation of the Assumed Reinsurance Agreements relating to the Long Term Care Business, provided that such novation shall not be a condition to Closing. Prior to Closing, Seller shall cause the Company to cede to Seller, to Employers Reassurance Corporation or to one or more third party retrocessionaires reasonably acceptable to the Acquiror all Liabilities under Assumed Reinsurance Agreements relating to the Long Term Care Business. With respect to the transfer of assets relating to the reserves transferred in connection with such transaction, Seller shall cause the Company to transfer the relevant amount from the assets listed in Schedule 5.15, and to the extent such assets are not sufficient, Seller shall cause the Company to transfer cash or immediately available funds.

     Section 5.16. Confidentiality Agreements. Seller will, to the extent provided by the terms of any confidentiality agreements entered into with potential bidders for the stock of the Company, request the return or destruction of any and all confidential information provided to such bidders pursuant to such confidentiality agreements. To the extent reasonably requested by Acquiror, Seller shall enforce its rights under such confidentiality agreements on Acquiror's behalf and at Acquiror's cost, provided that nothing herein shall be deemed to require Seller to disclose to Acquiror the terms of any confidentiality agreements or the Persons with whom Seller entered into such agreements.

     Section 5.17. Conversion of Preferred Stock. Seller shall, prior to the Closing, convert all of the shares of the cumulative, convertible, redeemable, preferred stock, par value $1.00 per share of the Company (the "Preferred Stock") into common stock, par value $10.00 per share, of the Company.

     Section 5.18. Further Action. Seller and the Acquiror (a) shall execute and deliver, or shall cause to be executed and delivered, such documents and other papers and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of the Transaction Agreements and give effect to the transactions contemplated by the Transaction Agreements, provided, however, that any such additional documents must be reasonably satisfactory to each of the parties and not impose upon either party any material liability, risk, obligation, loss, cost or expense not contemplated by this Agreement or the other Transaction Agreements,
(b) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing and (c) without limiting the foregoing, shall use their respective reasonable best efforts to cause all of the conditions to the obligations of the other party to consummate the transactions contemplated by this Agreement to be met as promptly as practicable.

     Section 5.19. Premium Overpayment Receivables.

          (a) Subject to the terms and conditions of this Section, Seller hereby guarantees to Acquiror the collection of the Premium Overpayment Receivables outstanding on the Closing Date to the extent reflected as an asset of the Company on the Final Balance Sheet (the "Guaranteed Premium Overpayment Receivables"). If any amount of the Guaranteed Premium Overpayment Receivables remain uncollected as of December 1, 2004 and Acquiror shall have complied in all material respects with clause (c) below, Seller shall pay to the Company prior to December 31, 2004 an amount (the "Guarantee Amount") equal to such uncollected portion of the Guaranteed Premium Overpayment Receivables, and the Company's right to receive such uncollected portion of the Guaranteed Premium Overpayment Receivables from any retrocessionaires, as represented by specific receivables designated by Seller, shall thereupon automatically be deemed assigned to Seller such that Seller shall be able to directly enforce such collection rights against any such retrocessionaire in its own name or by identifying itself as assignee of the Company, provided that Seller may obtain assignment of all or any portion of the Guaranteed Premium Overpayment Receivables prior to December 1, 2004 as designated by Seller by paying to the Company the Guarantee Amount relating thereto. Acquiror shall cause the Company to execute and deliver such documents and other papers as may be reasonably required to assign the right to receive the uncollected portion of such receivables to the Seller. The parties agree that the payment by Seller of the Guarantee Amount to the Company shall not be deemed collection of the underlying Guaranteed Premium Overpayment Receivables by the Company for purposes of the Settlement Agreement, and that any amount subsequently collected by Seller or the Company with respect to the Premium Overpayment Receivables shall be applied first to the Guaranteed Premium Overpayment Receivables until collected in full. Following payment to the Company of the Guarantee Amount, Acquiror agrees to cause the Company to pay to the Seller all or any portion of the Guaranteed Premium Overpayment Receivables subsequently collected by the Company. Seller may retain any Guaranteed Premium Overpayment Receivables collected by Seller to the extent that Seller has paid to the Company the Guarantee Amount relating thereto. Upon payment of the Guarantee Amount or collection of the full amount of the Guaranteed Premium Overpayment Receivables, Acquiror agrees that upon the request of Seller it will cause the Company to assign the remaining Premium Overpayment Receivables to Seller upon Seller's agreement to attempt to collect such amounts in accordance with the Settlement Agreement and to distribute any amounts collected in accordance with the Settlement Agreement.

          (b) Prior to the Closing, Seller agrees to send, or to cause the Company to send, a written notice (a "Collection Notice") to each of the retrocessionaires owing Premium Overpayment Receivables informing each such retrocessionaire of the following: (i) the nature of the claims surrounding the Settlement Agreement; (ii) the amount of Premium Overpayment Receivables owing from such retrocessionaire; and (iii) the Company's request for immediate payment of such Premium Overpayment Receivables from such retrocessionaire and, when applicable, its intention to apply its contractual rights of offset in the event such Premium Overpayment Receivable is not paid promptly. Such Collection Notice shall also request that each such retrocessionaire provide the Company with a written notice acknowledging the Company's right to collect such Premium Overpayment Receivable, including through the use of contractual rights of offset (an "Acknowledgement"). The Collection Notice shall have attached to it a form of Acknowledgement. Seller agrees to provide Acquiror at or prior to Closing the contact information for each retrocessionaire owing Premium Overpayment Receivables, the status of the Collection Notice and Acknowledgement with respect to such retrocessionaire, the amount of Premium Overpayment Receivables then owed by such retrocessionaire and any other information relating to the Premium Overpayment Receivables reasonably requested by Acquiror.

          (c) In the event that any Premium Overpayment Receivables remain outstanding from any retrocessionaire after the Closing, Acquiror agrees to (i) resend an additional Collection Notice to each such retrocessionaire from which an Acknowledgement has not yet been received and (ii) to cause the Company to exercise its contractual right of offset, where available, with respect to all such retrocessionaires; provided that Company shall have no obligation to, and the Acquiror shall have no obligation to cause the Company to, exercise its rights of offset against any retrocessionaire that has disputed such rights of offset in writing or that has otherwise disputed any of the amounts subject to the right of offset in writing, nor shall the Company or the Acquiror have any obligation to commence arbitration or legal proceedings against an obligor on any Premium Overpayment Receivable. All billings which include the exercise of rights of offset by the Company relating to Premium Overpayment Receivables shall specifically refer to the exercise of contractual offset rights against amounts included in the Premium Overpayment Receivables. Seller shall reasonably cooperate with Acquiror in the collection of the Premium Overpayment Receivables and shall hold harmless and indemnify each of the Acquiror and the Company for any reasonable out-of-pocket costs and expenses (excluding overhead or compensation of employees), losses or claims whatsoever incurred by it in connection with collection of the Premium Overpayment Receivables, including without limitation any reasonable out-of-pocket costs (excluding overhead or compensation of employees) relating to any proceedings commenced by any obligors on the Premium Overpayment Receivables or any third party. Acquiror shall provide quarterly written updates to Seller of the Company's collection activities relating to the Premium Overpayment Receivables or the Settlement Agreement and the amounts of the Premium Overpayment Receivables collected. Seller shall have the right through its Representatives to make an examination and audit of all payment and account records of the Company relating to retrocessionaires owing receivables included in the Premium Overpayment Receivables. Seller may conduct such examinations and audits not more frequently than quarterly at the Company's principal offices during normal business hours. Seller shall provide at least 30 days written notice prior to any such examination and audit. The parties agree to reasonably cooperate in determining the purposes of payments received that are not identified to specific recipients, invoices or accounts.

          (d) Amounts collected with respect to the Premium Overpayment Receivables shall be applied first to the reduction of the Guaranteed Premium Overpayment Receivables. In the event that the amount of Premium Overpayment Receivables collected by Acquiror exceeds the amount of Guaranteed Premium Overpayment Receivables, Acquiror agrees to promptly remit such excess (i) to the life insurance corporation specified in Item 2 of Section 3.08 of the Disclosure Schedule if required to be so remitted pursuant to the terms and conditions of the Settlement Agreement, or
(ii) if not required to be remitted to such life insurance corporation pursuant to the terms and conditions of the Settlement Agreement, to Seller.

     Section 5.20. Joint and Several Obligations. Parent agrees that it shall be jointly and severally liable with Acquiror with respect to all liabilities, obligations, representations, warranties, indemnities, covenants and agreements of Acquiror under the Transaction Agreements.

     Section 5.21. Disclaimer Regarding Representations and Warranties of Seller. Acquiror and Parent acknowledge and agree that none of Seller, its Affiliates or Representatives has made or makes any representation or warranty to Acquiror or Parent except for the specific representations and warranties of Seller contained in this Agreement, the Disclosure Schedule and any certificate provided to Acquiror pursuant to this Agreement to the extent related to Article III hereof.

     Section 5.22. Health Reinsurance Business. Prior to Closing, Seller shall cause the Company to cede to Seller, to Employers Reassurance Corporation or to one or more third party retrocessionaires reasonably acceptable to the Acquiror all Liabilities under Assumed Reinsurance Agreements relating to the Health Reinsurance Business. With respect to the transfer of assets relating to the reserves transferred in connection with such transaction, Seller shall cause the Company to transfer the relevant amount from the assets listed in Schedule 5.22, and to the extent such assets are not sufficient, Seller shall cause the Company to transfer cash or immediately available funds.

     Section 5.23. Third Party Communications, Payments, Etc. Seller agrees that from and after Closing it shall refer to the Company as promptly as practicable all telephone calls, letters, orders, notices, requests, inquiries and other communications that Seller or any Affiliate receives that were directed to Seller or any Affiliate and intended for or related to the Company. Seller agrees that from and after Closing it shall remit to the Company with reasonable promptness, but not less frequently than monthly, all payments received which are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the Company. Acquiror agrees that from and after Closing it shall refer to Seller (or the appropriate Affiliate of Seller) as promptly as practicable all telephone calls, letters, orders, notices, requests, inquiries and other communications that Acquiror or any Affiliate (including the Company) receives that were directed to Acquiror or any Affiliate (including the Company) and intended for or related to Seller or any Affiliate. Acquiror agrees that from and after Closing it shall remit to Seller (or the appropriate Affiliate of Seller) with reasonable promptness, but not less frequently than monthly, all payments received which are on or in respect of accounts or notes receivable owned by (or are otherwise payable to) the Seller or any Affiliate. The parties agree to reasonably cooperate in determining the intended recipients and purposes of payments received that are not identified to specific recipients, invoices or accounts.

     Section 5.24. Unauthorized Reinsurers Indemnification.

          (a) Certain Definitions.

               (i) The "2005 Applicable Unfunded Liability Indemnification Amount" shall mean the lesser of (A) $8,000,000 minus the amount of any Trust Termination Payment or (B) the 2005 Aggregate Unfunded Liability Increase.

               (ii) The "Aggregate Unfunded Liability Increase" as of the end of a period shall mean the sum of the Individual Unfunded Liability Increases as of the end of such period for the Subject
          Retrocessionaires.

               (iii) The "Individual Unfunded Liability Increase" as of the end of a period for a Subject Retrocessionaire shall mean the Applicable Liability Increase for such Subject Retrocessionaire as of the end of such period minus the Applicable Security Increase for such Subject Retrocessionaire as of the end of such period.

               (iv) The "Applicable Liability Increase" for a Subject Retrocessionaire as of the end of a period shall mean the amount equal to the Applicable Liability Amount as of the end of such period minus the 2003 Applicable Liability Amount.

               (v) The "Applicable Security Increase" for a Subject Retrocessionaire as of the end of a period shall mean the amount equal to the Applicable Security Amount as of the end of such period minus the 2003 Applicable Security Amount.

               (vi) The "Applicable Liability Amount" for a Subject Retrocessionaire shall mean (A) for the end of any period other than 2003 year-end the amount equal to the lesser of (1) the liabilities for the Subject Retrocessionaire estimated as of the end of such period by the Company and (2) the actual liabilities for the Subject Retrocessionaire as of the end of such period as set forth in Schedule S, Part 4, Column 8 (or equivalent column) of the Statutory Statement of the Company for such period and (B) for 2003 year-end the actual liabilities for the Subject Retrocessionaire as of the end of such year as set forth in Schedule S, Part 4, Column 8 of the Statutory Statement of the Company for such year.

               (vii) The "Applicable Security Amount" for a Subject Retrocessionaire as of the end of any period shall mean the amount of security provided by the Subject Retrocessionaire with respect to its obligations to the Company as of the end of such period as set forth in Schedule S, Part 4, Column 14 (or equivalent column) of the Statutory Statement of the Company as of the end of such period.

               (viii) The "Subject Retrocessionaires" shall mean the retrocessionaires listed in Schedule 5.24, subject to adjustment as provided herein, and the "Designated Retrocessionaire" shall mean the Subject Retrocessionaire identified with an asterisk in Schedule 5.24. If the Company takes possession of the assets in the trust maintained by the Designated Retrocessionaire for the benefit of the Company ("Trust Termination Event") on or prior to December 31, 2005, the

          Designated Retrocessionaire shall not be considered a Subject Retrocessionaire for purposes of this Section 5.24. If any Person having an A.M. Best rating of A- or above or a Standard & Poors rating of A or above becomes directly obligated with respect to the liability of any Subject Retrocessionaire prior to December 31, 2005, whether through an increase in ratings, business combination or otherwise (except by reinsurance), neither such Subject Retrocessionaire nor such Person shall be considered a Subject Retrocessionaire for purposes of this Section 5.24. If any Person becomes obligated with respect to the liability of any Subject Retrocessionaire prior to December 31, 2005 through novation with the consent of the Company, neither such Subject Retrocessionaire nor such Person shall be considered a Subject Retrocessionaire for purposes of this Section 5.24.

               (ix) The "2006 Clawback Amount" shall mean (A) the 2005 Applicable Unfunded Liability Indemnification Amount minus (B) the 2006 Aggregate Unfunded Liability Increase; provided, however, that if a Subject Retrocessionaire does not have any liabilities set forth in Schedule S, Part 4, Column 8 (or equivalent column) of the 2006 Statutory Statement of the Company as a result of termination of such liabilities upon the occurrence of an event constituting "Cause", then, solely for purposes of determining the 2006 Clawback Amount, the Individual Unfunded Liability Increase for each such Subject Retrocessionaire shall be determined as of the end of the most recent calendar quarter prior to or on the date of the termination of the liabilities of the respective Subject Retrocessionaire for purposes of calculating the 2006 Aggregate Unfunded Liability Increase in clause
          (B) above.

               (x) "Cause" shall mean either (A) the written refusal of the Designated Retrocessionaire to fund the trust maintained by the Designated Retrocessionaire for the benefit of the Company or of a Subject Retrocessionaire to post required security in accordance with the applicable retrocession agreement(s) upon any written request by the Company in accordance with such agreement(s) or (B) the failure of the Designated Retrocessionaire to fund such trust or of a Subject Retrocessionaire to post required security within the later of (1) thirty (30) days following the delivery of such written request or (2) the period specified to fund the trust or post required security, as the case may be, after such request in the applicable retrocession agreement(s).

               (xi) If any amount(s) computed, determined or set forth under this Section 5.24 is less than zero, such amount(s) shall be deemed to be zero for purposes of this Section 5.24, including for purposes of any calculation under this Section 5.24 utilizing such amount.

          (b) Determination and Payment of 2005 Applicable Unfunded Liability Indemnification Amount. Acquiror shall provide to Seller no later than March 1, 2006 the Statutory Statement of the Company for the fiscal year ended December 31, 2005 and a reasonably detailed written computation of the 2005 Applicable Unfunded Liability Indemnification Amount. During the 30 calendar days immediately following Seller's receipt of such documentation, Seller and its Representatives shall have the same access with respect to the Company and its Affiliates and independent accountants as is provided to Acquiror with respect to Seller and its Affiliates and independent accountants under Section 2.05(c). Seller shall notify Acquiror in writing prior to the expiration of such thirty (30) day period if Seller disagrees with any one or more line items of Seller's computations. If Seller provides notice of any disagreement, the disagreement shall be resolved in the same manner, upon the same terms and conditions and with the same effect as provided in Sections 2.05(f), 2.05(g) and 2.05(h) with respect to the Initial Balance Sheet. Within three (3) Business Days after final determination of the 2005 Applicable Unfunded Liability Indemnification Amount, Seller shall pay to the Company in immediately available funds the amount of the 2005 Applicable Unfunded Liability Indemnification Amount, if greater than zero.

          (c) Determination and Payment of 2006 Clawback Amount. Acquiror agrees to provide to Seller no later than March 1, 2007 the Statutory Statement of the Company for the fiscal year ended December 31, 2006 and a reasonably detailed written computation of the 2006 Clawback Amount. During the 30 calendar days immediately following Seller's receipt of such documentation, Seller and its Representatives shall have the same access with respect to the Company and its Affiliates and independent accountants as is provided to Acquiror with respect to Seller and its Affiliates and independent accountants under Section 2.05(c). Seller shall notify Acquiror in writing prior to the expiration of such thirty
(30) day period if Seller disagrees with any one or more line items of Seller's computations. If Seller provides notice of any disagreement, the disagreement shall be resolved in the same manner, upon the same terms and conditions and with the same effect as provided in Sections 2.05(f), 2.05(g) and 2.05(h) with respect to the Initial Balance Sheet. Within three (3) Business Days after final determination of the 2006 Clawback Amount, Acquiror shall pay to Seller in immediately available funds the amount of the 2006 Clawback Amount, if greater than zero.

          (d) Efforts to Increase Security Amount. Acquiror agrees to cause the Company to request in writing, a reasonable period of time prior to the end of each of calendar years 2004 and 2005, each Subject Retrocessionaire to provide in accordance with the applicable retrocession agreement(s) between such Subject Retrocessionaire and the Company such additional security, if any, required to cause the total amount of security provided by such Subject Retrocessionaire to equal the amount of Liabilities applicable to such Subject Retrocessionaire as estimated in good faith by the Company. Acquiror agrees to cause the Company to make additional reasonable efforts to cause each Subject Retrocessionaire to comply with all of the terms and conditions of the applicable agreements between such Subject Retrocessionaire and the Company; provided that nothing in this Agreement shall require the Acquiror to commence arbitration or other proceedings against a Subject Retrocessionaire to seek enforcement of the provisions of such agreements requiring the provision of additional security.

          (e) Trust Termination Event. If a Trust Termination Event occurs for Cause on or prior to December 31, 2005, Seller agrees to pay the Company an amount equal to the lesser of (i) $8,000,000 (less any amount paid under subsection (b)) and (ii) the Individual Unfunded Liability Increase for the Designated Retrocessionaire as of the end of the most recent calendar quarter prior to or on the date of the Trust Termination Event ("Trust Termination Payment"). Acquiror agrees to provide to Seller no later than 60 days after the Trust Termination Event the Statutory Statement of the Company for the most recently completed calendar quarter or year-end, as the case may be, and a reasonably detailed written computation of the Trust Termination

Payment. During the 30 calendar days immediately following Seller's receipt of such documentation, Seller and its Representatives shall have the same access with respect to the Company and its Affiliates and independent accountants as is provided to Acquiror with respect to Seller and its Affiliates and independent accountants under Section 2.05(c). Seller shall notify Acquiror in writing prior to the expiration of such thirty (30) day period if Seller disagrees with any one or more line items of Seller's computations. If Seller provides notice of any disagreement, the disagreement shall be resolved in the same manner, upon the same terms and conditions and with the same effect as provided in Sections 2.05(f), 2.05(g) and 2.05(h) with respect to the Initial Balance Sheet. Within three (3) Business Days after final determination of the Trust Termination Payment, Seller shall pay to Acquiror in immediately available funds the amount of the Trust Termination Payment, if greater than zero.

     Section 5.25. GAAP Financial Information.

          (a) Subject to Section 5.25(c), Seller agrees that it shall, and shall engage its auditors to, prepare and deliver to the Acquiror audited financial statements (and auditor's reports thereon) of the Company for the fiscal year ended December 31, 2003 (the "GAAP Financial Statements"). In connection with Seller's preparation of the GAAP Financial Statements, to the extent Seller does not have all relevant information in its possession, Seller and its Representatives will be permitted to review the books, records and other relevant information of the Company relating to its operations and finances. From and after the date of this Agreement, the parties acknowledge and agree that Parent and its auditors shall have the right to participate with Seller in the preparation and review of the GAAP Financial Statements. The GAAP Financial Statements shall be subject to the review and approval of Parent and its auditors. The GAAP Financial Statements shall be prepared to meet the requirements for financial statements under generally accepted accounting principles, consistently applied, as modified by Regulation S-X promulgated by the Securities and Exchange Commission. The Seller shall deliver to the Parent the GAAP Financial Statements on or before the sixtieth (60th) day after Closing.

          (b) To the extent reasonably requested by Parent, Seller shall cause the Seller's auditors to deliver to the Parent a letter from the Seller's auditors (in form and substance reasonably acceptable to the Parent), confirming such auditors' independence in accordance with Independence Standards Board Statement No. 1.

          (c) All out-of-pocket costs and fees which may be incurred by the Company, Seller or Parent for the above purposes shall be paid by Parent.

     Section 5.26. Preparation of 2003 Statutory Statement. The parties agree to reasonably cooperate and to jointly prepare and timely file the Statutory Statement of the Company for the fiscal year ended December 31, 2003 ("2003 Statutory Statement"). Seller agrees that it shall cause the Company to engage its auditors to audit the 2003 Statutory Statement in time for filing of audited financial statements in accordance with applicable Law. In connection with the parties' preparation of the 2003 Statutory Statement, to the extent Seller does not have all relevant information in its possession, Seller and its Representatives will be permitted to review the books, records and other relevant information of the Company relating to its operations and finances. The parties and acknowledge and agree that Seller will have primary responsibility for compilation and preparation of the initial draft of the information to be included in the 2003 Statutory Statement with the participation, review and approval of such compilation and preparation by the Acquiror and the Company. The cost of the auditor shall be paid by the Company, and such cost shall be accrued as a liability in the Final Balance Sheet.

     Section 5.27. Assignment of Non-Admitted Accounts Receivable. With respect to any accounts receivable of the Company that are non-admitted assets of the Company under SAP as of December 31, 2003, Seller shall have the right to receive the proceeds of collection of any or all of such accounts receivable as designated by Seller ("Designated Non-Admitted Receivables") by paying cash or immediately available funds to the Company on or before December 31, 2003 in an amount equal to the amount of the Designated Non-Admitted Receivables. Promptly following the Closing Date, Acquiror agrees to cause the Company to assign to Seller its rights to the Designated Non-Admitted Receivables for which such payment has been received from Seller, such that Seller shall be able to directly enforce such collection rights against any such retrocessionaire in its own name or by identifying itself as assignee of the Company. If, following the Closing Date, the Company collects any amounts in respect of such Designated Non-Admitted Receivables, Acquiror agrees to cause the Company to promptly remit such amounts to the Seller. After the Closing, neither the Acquiror nor the Company shall have any obligation to enforce any collection rights against any obligor on any Designated Non-Admitted Receivable. The parties agree to reasonably cooperate in determining the purposes of payments received that are not identified to specific recipients, invoices or accounts.

                                  ARTICLE VI.

                     OWNERSHIP AND TRANSFER OF EQUITY SHARES

     Section 6.01. Equity Shares. The parties agree as set forth in Exhibit D to this Agreement with respect to the issuance, ownership and Transfer of securities of the Company. Seller agrees that it will not Transfer any Retained Shares except in accordance with Exhibit D.

                                  ARTICLE VII.

                                   TAX MATTERS

     Section 7.01. Tax Matters Agreement. Seller and Acquiror have entered into the Tax Matters Agreement contemporaneously with the execution and delivery of this Agreement. All representations, warranties, covenants and agreements between the parties with respect to Tax matters are set forth in the Tax Matters Agreement, except to the extent set forth in Sections 3.17, 8.02(a), 9.01(d), 9.01(e), 10.05(a) and 10.07 of this Agreement.

                                 ARTICLE VIII.

                    CONDITIONS TO CLOSING AND RELATED MATTERS

     Section 8.01. Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. (i) The representations and warranties of the Acquiror contained in this Agreement shall in the case of representations and warranties qualified by materiality, be true and correct, and in the case of representations and warranties not qualified by materiality, be true and correct in all material respects, as of the Closing as if made on the Closing Date, except that any such representations and warranties that are given as of a particular date or relate solely to a particular date or period shall be true and correct as of such date or period (subject to the same materiality standards as are applied to representations and warranties that do not relate solely to a particular date or period), except where the failure to be true and correct would not impair or delay the ability of Acquiror to consummate the transactions contemplated by, or to perform Acquiror's obligations under, the Transaction Agreements; (ii) the covenants contained in this Agreement to be complied with by the Acquiror at or before the Closing shall have been complied with in all material respects; and (iii) Seller shall have received a certificate of the Acquiror to such effect signed by a duly authorized representative.

          (b) Approvals of Governmental Authorities. The approvals of the Governmental Authorities listed in Section 3.05 of the Disclosure Schedule and
Section 4.04 of the Acquiror Disclosure Schedule shall have been received or deemed received. Any waiting period (and any extension of such period) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

          (c) No Governmental Order. There shall be no Governmental Order in existence that prohibits or materially restrains the sale of the Transferred Shares or the other transactions contemplated by this Agreement.

          (d) Other Agreements. The Acquiror shall have executed and delivered to Seller the Transition Services Agreement and the Tax Matters Agreement.

     Section 8.02. Conditions to Obligations of the Acquiror. The obligations of the Acquiror to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

          (a) Representations and Warranties; Covenants. (i) The representations and warranties of Seller contained in this Agreement and in the Tax Matters Agreement shall be true and correct (without giving effect to any exceptions as to materiality or "Material Adverse Effect" set forth therein) as of the Closing as if made on the Closing Date (other than representations and warranties made as of another date, which representations and warranties shall have been true and correct as of such date), except to the extent that any failure of such representations and warranties to be true and correct shall not have had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect that shall not have been cured to the reasonable satisfaction of Parent as of such date; (ii) the covenants contained in this Agreement and in the Tax Matters Agreement to be complied with by Seller on or before the Closing shall have been complied with in all material respects; and (iii) the Acquiror shall have received a certificate of Seller to such effect signed by a duly authorized representative. If Acquiror is required to consummate and consummates the transactions contemplated by this Agreement notwithstanding the failure of any representation or warranty of Seller contained in this Agreement or in the Tax Matters Agreement to be true and correct, Acquiror will not be deemed to have waived any right to indemnification under Article X hereof or under the Tax Matters Agreement, as the case may be, with respect to any breach of such representation or warranty.

          (b) Approvals of Governmental Authorities. The approvals of the Governmental Authorities listed in Section 3.05 of the Disclosure Schedule and
Section 4.04 of the Acquiror Disclosure Schedule shall have been received or deemed received, provided that it shall not be a condition to Closing that any Governmental Authority approve or not disapprove of the transactions contemplated hereby as a result any Form E filing, failure to make any Form E filing or violation of any provision similar to Section 3.1 of the NAIC Model Holding Company Act. Any waiting period (and any extension of such period) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated.

          (c) No Governmental Order. There shall be no Governmental Order in existence that prohibits or materially restrains the sale of the Transferred Shares or the other transactions contemplated by this Agreement, except any Governmental Order relating to any Form E filing, failure to make any Form E filing or violation of any provision similar to Section 3.1 of the NAIC Model Holding Company Act.

          (d) Distributed Assets. The Company shall have Transferred the Distributed Assets.

          (e) Other Agreements. The Seller shall have executed and delivered, or caused to be executed and delivered, to the Acquiror the Transition Services Agreement and, the Tax Matters Agreement.

          (f) Material Adverse Effect. There shall not have been or occurred any change, event or circumstance that, individually or in the aggregate with all other changes, events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect, except for any Material Adverse Effect that shall have been cured to the reasonable satisfaction of Acquiror prior to Closing.

                                  ARTICLE IX.

                             TERMINATION AND WAIVER

     Section 9.01. Termination. This Agreement may be terminated prior to the
Closing:

          (a) by the mutual written consent of Seller and the Acquiror;

          (b) by either Seller or the Acquiror if the Closing shall not have occurred on or before December 31, 2003;

          (c) by Seller if Acquiror shall fail to file by October 31, 2003 a Form A with the Missouri Department of Insurance and by November 7, 2003 a notification and report form pursuant to the HSR Act, provided with respect to Acquiror's preparation of the notification and report form pursuant to the HSR Act that Seller shall have cooperated with Acquiror in the preparation thereof in accordance with Section 5.05;

          (d) by Seller if Acquiror shall fail to comply in any material respect with any representation, warranty, covenant or agreement contained herein or in the Tax Matters Agreement with which it is required to comply, so as to cause a condition to closing to be incapable of satisfaction, which failure or breach has not been waived or is not cured within ten (10) days after Seller has notified Acquiror in writing of its intent to terminate this Agreement pursuant to this subsection (d) of Section 9.01;

          (e) by Acquiror if Seller shall fail to comply in any material respect with any representation, warranty, covenant or agreement contained herein or in the Tax Matters Agreement with which it is required to comply so as to cause a condition to closing to be incapable of satisfaction, which failure or breach has not been waived or is not cured within ten (10) days after Acquiror has notified Seller of its intent to terminate this Agreement pursuant to this subsection (e) of Section 9.01; or

          (f) by either Seller or the Acquiror (i) in the event of the issuance of a final, nonappealable Governmental Order restraining or prohibiting the sale of the Transferred Shares or (ii) if Acquiror and Seller are formally or informally advised by any Governmental Authority that any required approval of such Governmental Authority listed in Section 3.05 of the Disclosure Schedule or
Section 4.04 of the Acquiror Disclosure Schedule will not be granted;

     Section 9.02. Notice of Termination. Any party desiring to terminate this Agreement pursuant to Section 9.01 shall give written notice of such termination to the other party to this Agreement.

     Section 9.03. Effect of Termination. In the event of the termination of this Agreement as provided in Section 9.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party to this Agreement, except as set forth in Section 5.04, and Article XI; provided, however, that no such termination of this Agreement shall relieve either Seller or the Acquiror from liability for damages for any breach of this Agreement or any representation or warranty made herein or failure to perform its obligations under this Agreement.

                                   ARTICLE X.

                                 INDEMNIFICATION

     Section 10.01. Indemnification by Seller.

          (a) Subject to Sections 10.01(b) and (c) and 10.03, Seller shall indemnify, defend and hold harmless the Acquiror and its Affiliates and Representatives (collectively, the "Acquiror Indemnified Parties") against, and reimburse any Acquiror Indemnified Party for, all Losses that such Acquiror Indemnified Party shall suffer or incur resulting from, arising out of or based upon:

               (i) the breach of or inaccuracy in any representations or warranties made by Seller in this Agreement or in any certificate delivered by Seller pursuant to this Agreement;

               (ii) any breach by Seller of any of its covenants or agreements contained in this Agreement;

               (iii) the Company's ownership or transfer of the Distributed Assets;

               (iv) the Restructuring Transactions;

               (v) any Business Employee Plan or Company Employee Plan or the employment or termination of any Business Employee;

               (vi) the Long Term Care Business and Health Reinsurance Business;

               (vii) any Action against the Company resulting from, arising out of or based upon any condition existing or action or event occurring in respect of the assets, properties, or operations of the Company prior to or on the Closing Date, whether or not pending or threatened, other than in respect of Ordinary Course Liabilities under the terms of Reinsurance Agreements; and

               (viii) the matter identified in Item 1 of Section 3.08 of the Disclosure Schedule.

For purposes of this Section 10.01(a)(i), a breach of a representation or warranty contained in this Agreement shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or if such representation or warranty would have been breached or been inaccurate if such representation or warranty had not contained any limitation or qualification as to materiality or Material Adverse Effect or Knowledge, except with respect to the representations and warranties contained in Sections 3.06(a), 3.06(b), 3.07, 3.10(a), 3.15(b), 3.15(c), 3.16(b), 3.26 and 3.27, as to which such limitations and qualifications contained therein shall continue to apply for purposes of this Section 10.01(a)(i).

          (b) Notwithstanding any other provision to the contrary, (i) except with respect to Losses suffered or incurred as a result of any breach of any representation or warranty contained in Sections 3.01, 3.02, 3.03, 3.11, 3.17 or 3.18, Seller shall not be required to indemnify, defend or hold harmless any Acquiror Indemnified Party against, or reimburse any Acquiror Indemnified Party for, any Losses pursuant to Section 10.01(a)(i) and Section 10.01(a)(vii) until the aggregate amount of the Acquiror Indemnified Parties' Losses under Section 10.01(a)(i) and Section 10.01(a)(vii) exceeds 1% of the Purchase Price, after which Seller shall be obligated for all Losses of the Acquiror Indemnified Parties pursuant to Section 10.01(a)(i) and Section 10.01(a)(vii) in excess of 1% of the Purchase Price (subject to clause (iii)); (ii) any claim for indemnification under this Section 10.01 in respect of any Losses suffered by the Company shall only be made by Acquiror and not by the Company and (iii) except with respect to Losses suffered or incurred as a result of any breach of any representation or warranty contained in Sections 3.01, 3.02, 3.03, 3.11,
3.17 or 3.18, the cumulative aggregate indemnification obligation of Seller under Section 10.01(a)(i) and Section 10.01(a)(vii) shall in no event exceed 25% of the Purchase Price.

          (c) Notwithstanding any other provision to the contrary, Seller shall be required to indemnify, defend, hold harmless or reimburse any Acquiror Indemnified Party under Section 10.01(a)(i) only with respect to those claims as to which the Acquiror Indemnified Party has given the Seller written notice prior to the date which is eighteen calendar months after the Closing Date, except in the case of claims based on Sections 3.01, 3.02, 3.03, 3.17 and 3.18, as to which there shall be no time limit on giving written notice other than in respect of applicable statutes of limitation.

     Section 10.02. Indemnification by the Acquiror.

          (a) Subject to Sections 10.02(b) and 10.03, the Acquiror and Parent shall indemnify, defend and hold harmless Seller and its Affiliates and Representatives (collectively, the "Seller Indemnified Parties") against, and reimburse any Seller Indemnified Party for, all Losses that such Seller Indemnified Party shall suffer or incur as a result of:

               (i) the breach of or inaccuracy in any representations or warranties made by the Acquiror in this Agreement or in any certificates delivered hereto, without regard to any materiality qualifier; or

               (ii) any breach by the Acquiror of any of its covenants or agreements contained in this Agreement.

          (b) Notwithstanding any other provision to the contrary, Acquiror and Parent shall be required to indemnify, defend, hold harmless or reimburse any Seller Indemnified Party under Section 10.02(a)(i) only with respect to those claims as to which the Seller Indemnified Party has given the Acquiror written notice prior to the date which is eighteen calendar months after the Closing Date, except in the case of claims based on Sections 4.01, 4.02 and 4.06, as to which there shall be no time limit on giving written notice.

     Section 10.03. Notification of Claims.

          (a) A Person that may be entitled to be indemnified under this Agreement (the "Indemnified Party"), shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any pending or threatened claim or demand that the Indemnified Party has determined has given or could reasonably give rise to a right of indemnification under this Agreement (including a pending or threatened claim or demand asserted by a third party against the Indemnified Party, such claim being a "Third Party Claim"), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand; provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article X except to the extent the Indemnifying Party is prejudiced by such failure, except that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of any applicable period specified in Section 10.01(c) or 10.02(b) for giving written notice.

          (b) Upon receipt of a notice of a claim for indemnity from an Indemnified Party pursuant to Section 10.03(a), the Indemnifying Party shall have the right, but not the obligation, to assume the defense and control of any Third Party Claim and the Indemnified Party shall have the right, but not the obligation, to participate in the defense of such Third Party Claim with its own counsel and at its own expense. Seller or the Acquiror, as the case may be, shall, and shall cause each of its Affiliates and Representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim. In the event that the Indemnifying Party does not, within ten Business Days after notice of any Third Party Claim, assume the defense thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim at the expense and for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof. The Indemnifying Party shall be authorized to consent to a settlement of, or the entry of any judgment arising from, any Third Party Claim that does not require any admission of liability by the Indemnified Party without the consent of any Indemnified Party, provided that the Indemnifying Party shall (i) pay or cause to be paid all amounts arising out of such settlement or judgment concurrently with the effectiveness of such settlement, (ii) not encumber any of the assets of any Indemnified Party or agree to any restriction or condition that would apply to or adversely affect the conduct of any Indemnified Party's business and (iii) obtain, as a condition of any settlement or other resolution, a complete and unconditional release of any Indemnified Party from all liability with respect to such Third Party Claim.

          (c) In the event any Indemnifying Party receives a notice of a claim for indemnity from an Indemnified Party pursuant to Section 10.03(a) that does not involve a Third Party Claim, the Indemnifying Party shall notify the Indemnified Party within 30 days following its receipt of such notice if the Indemnifying Party disputes its liability to the Indemnified Party under this
Article X. If the Indemnifying Party does not so notify the Indemnified Party, the Indemnifying Party shall be deemed to have rejected the claim specified by the Indemnified Party in such notice. If the Indemnifying Party has rejected or is deemed to have rejected such claim as provided above, the Indemnifying Party and the Indemnified Party shall resolve such dispute in accordance with Section 11.11.

     Section 10.04. Exclusive Remedies. Except (i) as provided in Article II, Sections 5.24(b), 5.24(c) and 5.24(e) and Section 1(b) of Exhibit D, (ii) with respect to intentional fraud and (iii) for any matters covered by the indemnification provisions of the Tax Matters Agreement and the Transition Services Agreement, Seller and the Acquiror acknowledge and agree that, following the Closing, the indemnification provisions of Article X shall be the sole and exclusive post-Closing remedies of Seller and the Acquiror, respectively, for any breach of the representations or warranties in this Agreement and for any breach of any covenants or agreements that, by their terms, were to have been performed or complied with at or prior to the Closing.

     Section 10.05. Additional Indemnification Provisions. Seller and the Acquiror agree, for themselves and on behalf of their respective Affiliates and Representatives, that with respect to each indemnification obligation in Article X of this Agreement, the Tax Matters Agreement or any other document executed in connection with the Closing (a) each such obligation shall be made on an After-Tax Basis, (b) all Losses shall be net of any third-party insurance proceeds which either have been recovered by, or are recoverable by, the Indemnified Party in connection with the facts giving rise to the right of indemnification and (c) in no event shall the Indemnifying Party have liability to the Indemnified Party for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items, other than such items as the indemnified party may be required to pay to a third party as a result of an indemnifiable claim. In any case where an Indemnified Party recovers from a third Person any amount in respect of a matter for which an Indemnifying Party has indemnified it pursuant to this Article X or the Tax Matters Agreement, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of expenses incurred by it in procuring such recovery), but not in excess of the sum of (i) any amount previously paid by the Indemnifying Party to or on behalf of the Indemnified Party in respect of such claim and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

     Section 10.06. Mitigation. Each of the parties agrees to take all reasonable steps to mitigate their respective Losses upon and after becoming aware of any event or condition which would reasonably be expected to give rise to any Losses that are indemnifiable hereunder.

     Section 10.07. Indemnification for Taxes. Without limiting the generality of Article VII hereof, all indemnification provisions related to Taxes are set forth in the Tax Matters Agreement, except the provisions of Section 10.05.

                                  ARTICLE XI.

                               GENERAL PROVISIONS

     Section 11.01. Survival. The representations, warranties, covenants and agreements of Seller, Parent and the Acquiror contained in or made pursuant to this Agreement or in any certificate furnished pursuant to this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby, subject to the limitations set forth in Article X hereof.

     Section 11.02. Expenses. Except as may be otherwise specified in the Transaction Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisers and accountants, incurred in connection with the Transaction Agreements and the transactions contemplated by the Transaction Agreements shall be paid by the Person incurring such costs and expenses, whether or not the Closing shall have occurred. For the avoidance of doubt, Seller shall not be liable for the costs and expenses incurred by the Company.

     Section 11.03. Notices. All notices, requests, claims, demands and other communications under the Transaction Agreements shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.03):

          (i) if to Seller:

              Employers Reinsurance Corporation
              5200 Metcalf Avenue
              P.O. Box 2991
              Overland Park, KS  66201
              Attention:  General Counsel
              Facsimile:  (913) 676-5258
              with a copy to:

              General Electric Company
              3135 Easton Turnpike, W3A24
              Fairfield, CT  06431
              Attention:  Vice President and Senior
                          Counsel for Transactions
              Facsimile:  (203) 373-3008

              and

              Stinson Morrison Hecker LLP
              2600 Grand Boulevard
              Kansas City, Missouri 64108
              Attention:  James S. Swenson
              Facsimile:  (816) 691-2768

(ii) if to the Acquiror or Parent:

              Scottish Holdings, Inc.
              15800 John J. Delaney Drive
              Suite 200
              Charlotte, North Carolina 28277
              Attention:  General Counsel
              Facsimile:  (704) 542-5744

              with a copy to:

              LeBoeuf, Lamb, Greene & MacRae, L.L.P.
              125 West 55th Street
              New York, NY 10019

              Attention:  Hugh T. McCormick, Esq.
                          Stephen G. Rooney, Esq.
              Facsimile:  (212) 424-8500

     Section 11.04. Public Announcements. Except as may be required by Law or stock exchange rules, no party to this Agreement or any Affiliate or Representative of such party shall make any public announcements or otherwise communicate with any news media in respect of this Agreement or the transactions contemplated by this Agreement without prior notification to the other parties, and prior to any announcement or communication the parties shall cooperate as to the timing and contents of any such announcement or communication.

     Section 11.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

     Section 11.06. Entire Agreement. Except as otherwise expressly provided in the Transaction Agreements, the Transaction Agreements constitute the entire agreement of Seller, Parent and the Acquiror with respect to the subject matter of the Transaction Agreements and supersede all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement to the extent not in conflict with this Agreement, between or on behalf of Seller and/or its Affiliates, on the one hand, and each of the Acquiror and Parent and/or its respective Affiliates, on the other hand, with respect to the subject matter of the Transaction Agreements.

     Section 11.07. Assignment. Subject to Section 5.18, this Agreement shall not be assigned by operation of law or otherwise, except that Acquiror may assign any or all of its rights and obligations under this Agreement to any of its Affiliates; provided, however, that no such assignment shall release Acquiror from any liability or obligation under this Agreement and provided, further, that no such assignment shall be permitted in the event that additional regulatory approvals are required in connection with such assignment or to consummate the transactions contemplated hereby as a result of such assignment. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their permitted successors and assigns.

     Section 11.08. No Third-Party Beneficiaries. Except as provided in Section
5.08 and except as provided in Article X with respect to Seller Indemnified Parties and Acquiror Indemnified Parties, this Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section 11.09. Amendment. No provision of any Transaction Agreement may be amended or modified except by a written instrument signed by all the parties to such agreement.

     Section 11.10. Disclosure Schedules. Any disclosure with respect to a Section or Schedule of this Agreement shall be deemed to be disclosed for other Sections and Schedules of this Agreement to the extent that such disclosure sets forth facts in sufficient detail so that the relevance of such disclosure would be reasonably apparent to a reader of such disclosure.

     Section 11.11. Dispute Resolution.

          (a) Except (i) as set forth in Sections 2.05, 5.03, 5.07 and 5.08 and Exhibit D, and the Tax Matters Agreement and (ii) with respect to any request for equitable relief (including interim relief) by Seller or Acquiror on or prior to the Closing Date, any dispute, controversy or claim arising out of or relating to the transactions contemplated by the Transaction Agreements, or the validity, interpretation, breach or termination of any such agreement, including claims seeking redress or asserting rights under any Law (a "Dispute"), shall be resolved in accordance with the procedures set forth in this Section 11.11 and Section 11.12. Until completion of such procedures, no party may take any action to force a resolution of a Dispute by any judicial or similar process, except to the limited extent necessary to avoid expiration of a claim that might eventually be permitted by this Agreement.

          (b) Any party seeking resolution of a Dispute shall first submit the Dispute for resolution by mediation pursuant to the Center of Public Resources Model Procedure for Mediation of Business Disputes as then in effect. Mediation will continue for at least 60 days unless the mediator chooses to withdraw sooner.

          (c) All communications among the parties or their Representatives in connection with the attempted resolution of any Dispute shall be deemed to have been delivered in furtherance of a Dispute settlement and shall be exempt from discovery and production and shall not be admissible in evidence (whether as an admission or otherwise) in any proceeding for the resolution of the Dispute.

     Section 11.12. Governing Law; Submission to Jurisdiction; Waivers. This Agreement and each other Transaction Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to the conflicts of law principles of such state. Seller, Parent and the Acquiror agree that if any Dispute is not resolved by mediation undertaken pursuant to Section 11.11, such Dispute shall be resolved only in the Courts of the State of New York sitting in the County of New York or the United States District Court for the Southern District of New York and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, each of Seller, Parent and the Acquiror by this Agreement irrevocably and unconditionally:

          (a) submits for itself and its property in any Action relating to the Transaction Agreements, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the Courts of the State of New York sitting in the County of New York, the court of the United States of America for the Southern District of New York, and appellate courts having jurisdiction of appeals from any of the foregoing, and agrees that all claims in respect of any such Action shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court;

          (b) consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) waives all right to trial by jury in any Action (whether based on contract, tort or otherwise) arising out of or relating to any of the Transaction Agreements, or its performance under or the enforcement of the Transaction Agreements;

          (d) agrees that service of process in any such Action may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address as provided in Section 11.03; and

          (e) agrees that nothing in the Transaction Agreements shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

     Section 11.13. Rules of Construction. Interpretation of the Transaction Agreements (except as specifically provided in any such agreement, in which case such specified rules of construction shall govern with respect to such agreement) shall be governed by the following rules of construction: (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires;
(b) references to the terms Article, Section, paragraph, Exhibit and Schedule are references to the Articles, Sections, paragraphs, Exhibits and Schedules to this Agreement unless otherwise specified; (c) references to "$" shall mean U.S. dollars; (d) the word "including" and words of similar import when used in the Transaction Agreements shall mean "including without limitation," unless otherwise specified; (e) the word "or" shall not be exclusive; (f) provisions shall apply, when appropriate, to successive events and transactions; (g) the headings contained in the Transaction Agreements are for reference purposes only and shall not affect in any way the meaning or interpretation of the Transaction Agreements; and (h) the Transaction Agreements shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

     Section 11.14. Counterparts. Each of the Transaction Agreements may be executed in one or more counterparts, and by the different parties to each such agreement in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to any Transaction Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of any such Agreement.

                        [Signatures follow on next page.]

          IN WITNESS WHEREOF, Seller, Parent and the Acquiror have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

                                        EMPLOYERS REINSURANCE CORPORATION


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


                                        SCOTTISH HOLDINGS, INC.


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


                                        SCOTTISH RE GROUP LIMITED


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:

                                TABLE OF EXHIBITS

Exhibit A     Transferred Shares; Retained Shares

Exhibit B     Definitions

Exhibit C     Transition Services Agreement

Exhibit D     Ownership and Transfer of Equity Shares

                                                                       EXHIBIT A

                        DESCRIPTION OF TRANSFERRED SHARES
                               AND RETAINED SHARES

                        ERC LIFE REINSURANCE CORPORATION



Stockholders             Number of Equity Shares               % of Total Equity

Acquiror                 506,350 shares of common stock               95%

Seller                   26,650 shares of common stock                5%

                                                                       EXHIBIT B

                                   DEFINITIONS

     "2003 Statutory Statement" shall have the meaning set forth in Section
5.26.

     "Accounting Arbitrator" shall have the meaning set forth in Section
2.05(g).

     "Acknowledgement" shall have the meaning set forth in Section 5.19(b).

     "Acquiror" shall have the meaning set forth in the Preamble.

     "Acquiror Disclosure Schedule" means the disclosure schedule delivered by Acquiror to Seller and which forms a part of this Agreement.

     "Acquiror Indemnified Parties" shall have the meaning set forth in Section 10.01(a).

     "Acquiror's Banker" shall have the meaning set forth in Section 4.09.

     "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority, arbitrator or arbitration panel.

     "Admitted Assets" means assets recognized under SAP for inclusion as assets in the Company's statutory financial statements.

     "Affiliate" means, with respect to any specified Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person; provided, however, that for the purposes of this Agreement, the Seller shall not be deemed an Affiliate of the Acquiror nor, after the Closing, of the Company.

     "After-Tax Basis" means that, in determining the amount of the payment necessary to indemnify any party against, or reimburse any party for, Losses, the amount of such Losses shall be determined net of any Tax benefit allowable (or reasonably certain to be allowed) or Tax detriment actually realized (or reasonably certain to be realized) by the Indemnified Party (or any Affiliate thereof) as the result of sustaining or paying such Losses (including as the result of facts or circumstances due to which the Indemnified Party sustained or paid such Losses). Such Tax benefits shall be computed assuming that the Indemnified Party (or such Affiliate) is subject to taxation at an income tax rate equal to 35%.

     "Agreement" means this Stock Purchase Agreement, dated as of October 24, 2003, by and among Seller, the Acquiror and Parent, including the Disclosure Schedule, the Acquiror Disclosure Schedule and the Exhibits, and all amendments to such agreement made in accordance with Section 11.09.

     "Ancillary Agreements" means the Transition Services Agreement and the Tax Matters Agreement.

     "Assets" means the assets of every type and description that are owned, leased or licensed by the Company.

     "Assumed Reinsurance Agreements" means all Reinsurance Agreements pursuant to which the Company has or has agreed or committed to, assume any risk from insurers or other reinsurers as of the Closing Date.

     "Balance Sheet Review Period" shall have the meaning set forth in Section 2.05(c).

     "Balance Sheet Consultation Period" shall have the meaning set forth in
Section 2.05(f).

     "Books and Records" means originals or copies of all of the Company's books and records, documents, databases, administrative records, claim records, forms of reinsurance agreements and files, sales records and files, records relating to regulatory matters, customer lists, correspondence with regulatory authorities, reinsurance records, underwriting records, financial, Tax and accounting records and all other records, data and information (in whatever form maintained, including computer generated, recorded or stored) relating to the assets, properties, business, conduct and operations of the Company, including all Permits held by the Company and all such items relating to the Company's legal existence, stock ownership, corporate management or other such corporate records, in each case, whether or not in the possession or control of the Company or any Affiliate of the Company.

     "Business Day" means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to be closed.

     "Business Employee" shall have the meaning set forth in Section 3.17(a).

     "Business Employee Plans" means (i) all "employee benefit plans," as defined in section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, employment, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained, contributed to or sponsored by the Company or any ERISA Affiliate for the benefit of Business Employees, and (ii) all "employee pension plans," as defined in section 3(2) of ERISA, subject to Title IV of ERISA or section 412 of the Code, maintained, contributed to or sponsored by Company or any ERISA Affiliate for the benefit of Business Employees.

     "Capital Stock" means capital stock of or other type of ownership interest in, as applicable, a Person.

     "Ceding Company" shall mean each Person ceding risk under a Reinsurance Agreement.

     "Closing" shall have the meaning set forth in Section 2.02.

     "Closing Date" shall have the meaning set forth in Section 2.02.

     "Closing Pro Forma Surplus" means the aggregate amount of Surplus of the Company plus the amount of the Asset Valuation Reserve of the Company as of the close of business on December 31, 2003.

     "COBRA" shall have the meaning set forth in Section 3.12(f).

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Collection Notice" shall have the meaning set forth in Section 5.19(b).

     "Company" shall have the meaning set forth in Recital A.

     "Company Employee Plans" means (i) all "employee benefit plans," as defined in section 3(3) of ERISA, and all other employee benefit arrangements or payroll practices, including, without limitation, bonus plans, employment, consulting or other compensation agreements, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance and scholarship plans and programs maintained or sponsored by the Company for the benefit of Business Employees, and (ii) all "employee pension plans," as defined in section 3(2) of ERISA, subject to Title IV of ERISA or section 412 of the Code, maintained or sponsored by the Company for the benefit of Business Employees.

     "Confidential IP" shall have the meaning set forth in Section 3.12(f).

     "Confidentiality Agreement" shall have the meaning set forth in Section
5.04.

     "Contracts" means all contracts, subcontracts, agreements, leases, licenses, commitments, sales and purchase orders, and other instruments, arrangements or understandings of any kind, to which the Company is a party or by which the Company or its Assets are bound, other than contracts, agreements or other arrangements or instruments that are Distributed Assets.

     "Control" means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The terms "Controlled by," "under common Control with" and "Controlling" shall have correlative meanings.

     "Co-Sale Notice" shall have the meaning set forth in Exhibit D.

     "Co-Sale Transaction" shall have the meaning set forth in Exhibit D.

     "Debt" means financial indebtedness for borrowed money from third party lending sources, other than current trade accounts payable included in current liabilities and incurred in respect of property or services purchased in the ordinary course of business.

     "Designated Non-Admitted Receivables" shall have the meaning set forth in
Section 5.27.

     "Disclosure Schedule" means the disclosure schedule delivered by Seller to the Acquiror and which forms a part of this Agreement.

     "Dispute" shall have the meaning set forth in Section 11.11(a).

     "Distributed Assets" shall mean the following assets of the Company as of June 30, 2003, which have been distributed or otherwise transferred by the Company prior to the date of this Agreement: (a) all of the capital stock of Employers Re Corporation (UK) Limited owned by the Company, or the proceeds from any transfer thereof, (b) all software of the Company related to the SPICE system and the capitalized costs associated therewith, or the proceeds from any transfer thereof, and (c) cash and marketable securities in the amount of $151,000,000.

     "Environmental Law" means any Law relating to pollution or protection of the environment, drinking water supply, natural resources and human health and safety including the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

     "Environmental Permit" means any permit, approval, identification number, license or other authorization required under or issued pursuant to any Environmental Law.

     "Equity Shares" means shares of or other ownership interests in Capital Stock of the Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean Seller, the Company and any trade or business (whether or not incorporated) which is or has ever been under common control, or which is or has ever been treated as a single employer, with the Company under section 414(b), (c), (m) or (o) of the Code.

     "Estimated Initial Balance Sheet" shall have the meaning set forth in
Section 2.05(a).

     "Fair Market Value" shall have the meaning set forth in Exhibit D.

     "Final Balance Sheet" shall have the meaning set forth in Section 2.05(g).

     "Final Closing Pro Forma Surplus" shall have the meaning set forth in
Section 2.05(g).

     "GAAP Financial Statements" shall have the meaning set forth in Section
5.25.

     "Governmental Authority" means any United States federal, state or local or any supra-national or non-U.S. government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency, body or commission, self-regulatory organization or any court, tribunal, or judicial or arbitral body.

     "Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

     "Guarantees" shall have the meaning set forth in Section 5.12.

     "Guaranteed Premium Overpayment Receivables" shall have the meaning set forth in Section 5.19(a).

     "Guarantee Amount" shall have the meaning set forth in Section 5.19(a).

     "Hazardous Materials" means (a) petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos, lead-based paint or polychlorinated biphenyls, and (b) any chemical products, mixtures, material or substance defined, characterized or regulated as "hazardous," "dangerous," "toxic" or as a pollutant, contaminant or waste under any Environmental Law.

     "Health Reinsurance Business" means the quota share first dollar medical business, group life business and group disability business from the DART reinsurance pool acquired when the Company engaged in the Phoenix Transaction, and other group life business, personal accident business, workers compensation business and catastrophic covers written by the Company.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations under such Act.

     "Indemnified Party" shall have the meaning set forth in Section 10.03(a).

     "Indemnifying Party" shall have the meaning set forth in Section 10.03(a).

     "Initial Balance Sheet" shall have the meaning set forth in Section
2.05(b).

     "Intellectual Property" means: (a) patents, patent applications, and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, all rights therein provided by international treaties or conventions, (b) trademarks, service marks, trade dress, trade names, logos, domain names, any and all common law rights, goodwill and registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing, (c) copyrightable works, copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions, including computer software and (d) confidential and proprietary information, including trade secrets, processes and know-how.

     "Interest Rate" means an interest rate per annum equal to the average of the three month London Interbank Offered Rate (LIBOR) for U.S. dollars as published in the Wall Street Journal on each Business Day during the period for which interest is to be paid.

     "Investments" shall have the meaning set forth in Section 3.23(a).

     "IRS" means the Internal Revenue Service.

     "Knowledge of Seller" means the actual knowledge of any of John Tiller, Dale Filsinger, Robert Buckner, Ron Peters, or John Attey, after reasonable inquiry.

     "Law" means any U.S. federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order, common law or other requirement or rule of law.

     "Liability" means any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

     "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, in each case, whether or not perfected.

     "Long Term Care Business" means the Company's participation in the American Long Term Care Reinsurance Group reinsurance pool as a result of the Company's acquisition of the reinsurance business in the Phoenix Transaction.

     "Losses" means all losses, damages, costs, expenses, fines, penalties, interest, Liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person and including reasonable attorneys' fees and disbursements and reasonable expenses of investigation).

     "Material Adverse Effect" means a material adverse effect on the financial condition, earnings, business or results of operations of the Company, but shall not include any adverse effect to the extent caused by or resulting from (a) an event or series of events or circumstances affecting (i) the United States economy generally or (ii) the life or health reinsurance industry generally (including, without limitation, as a result of a change in (or change in interpretation of) Law or SAP) or (b) the announcement of the execution and delivery of any of the Transaction Agreements, the performance of obligations thereunder or the consummation of any of the transactions contemplated thereby.

     "Material Contract" means any Contract to which the Company is a party or by or to which any of the material Assets of the Company are bound or subject and which:

               (i) represents an aggregate future liability of the Company or represents the future right of the Company to receive an amount in excess of $200,000 in any one fiscal year,

               (ii) contains covenants limiting the ability of the Company to engage in any line of business, to compete with any Person, to solicit for employment, hire or obtain the services of any Person or to sell any products or services of or to any other Person;

               (iii) has as a counterparty any Governmental Authority;

               (iv) provides for the incurrence of indebtedness for borrowed money by the Company or the lending of money by the Company;

               (v) provides for the imposition of any material Lien, other than a Permitted Lien, on any Assets of the Company;

               (vi) is a partnership, joint venture or limited liability company agreement;

               (vii) is a written proxy, power of attorney or similar delegation of authority of the Company;

               (viii) relates to the acquisition or sale by the Company of any company, business, division or other enterprise, other than investments in the ordinary course of business;

               (ix) is an indemnification agreement or guarantee;

               (x) represents an aggregate future liability of the Company or represents the future right of the Company to receive an amount in excess of $1,000,000;

               (xi) involves payments in aggregate to or from the Company in excess of $200,000 and is not terminable upon 60 days notice without penalty or premium; or

               (xii) is between the Company and the Seller or any Affiliate of the Seller and will not be terminated at or prior to Closing.

     "Material Permits" shall have the meaning set forth in Section 3.10(a).

     "Notice of Balance Sheet Disagreement" shall have the meaning set forth in
Section 2.05(e).

     "Offer Notice" shall have the meaning set forth in Exhibit D.

     "Ordinary Course Liabilities" means Liabilities from time to time in the ordinary course of business under Reinsurance Agreements for (a) claims, (b) claim expenses, (c) brokerage and agency fees and commissions, (c) experience refunds, (d) profit commissions, (e) persistency bonuses, (f) allowances, (g) expense reimbursements, (h) refunds or returns of premiums, including unearned premiums, (i) premium taxes, (j) premium tax allowances, (j) premiums, (k) regulatory or guaranty fund assessments, (l) Liabilities of the reinsured as specified in Reinsurance Agreements and (m) any other Liabilities under the terms of the Reinsurance Agreements in the ordinary course of business substantially similar to any of the foregoing; provided that, without limiting the meaning of "ordinary course of business," the parties agree that such phrase shall not include any claims by counterparties under Reinsurance Agreements that amounts paid by them under such Reinsurance Agreements were paid in error and exceeded the amount due thereunder at the time of payment.

     "Parent" shall have the meaning set forth in the Preamble.

     "Permitted Liens" means the following Liens: (a) Liens for Taxes, assessments or other governmental charges or levies that are not yet due or payable or that are being contested in good faith by appropriate proceedings and have been properly reserved for on the Final Balance Sheet; or (b) materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other like Liens arising in the ordinary course of business so long as the obligations to which such Liens relate are not delinquent and also so long as any such Lien does not materially impair the value of such property.

     "Person" means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

     "Phoenix Transaction" the 1999 bulk reinsurance and related transactions between Phoenix Home Life Mutual Insurance Company and its Affiliates and the Company.

     "Post-Closing Adjustment" shall have the meaning set forth in Section 2.05(i).

     "Preferred Stock" shall have the meaning set forth in Section 5.17.

     "Premium Overpayment Receivables" means any amounts owed to the Company by retrocessionaires with respect to the matter listed in Item 2 of Section 3.08 of the Disclosure Schedule.

     "Purchase Price" shall have the meaning set forth in Section 2.03.

     "Reference Date Pro Forma Balance Sheet" shall have the meaning set forth in Section 3.06(b).

     "Reference Date Pro Forma Surplus" means the aggregate amount of Surplus of the Company plus the amount of the Asset Valuation Reserve of the Company as of June 30, 2003, as set forth in the Reference Date Pro Forma Balance Sheet, excluding the Distributed Assets and including the adjustments set forth in the Reference Date Pro Forma Balance Sheet.

     "Reinsurance Agreements" means collectively, all policies, treaties, binders, slips, other agreements of reinsurance or retrocession and binding quotations to which the Company is a party, as reinsurer, retrocedant or retrocessionaire (including all supplements, endorsements and riders thereto and all ancillary agreements in connection therewith).

     "Rejection Notice" shall have the meaning set forth in Exhibit D.

     "Representative" of a Person means the directors, officers, employees, advisors, agents, stockholders, consultants, accountants, investment bankers or other representatives of such Person and of such Person's Affiliates.

     "Restructuring Transactions" means those transactions which are described in the Company's Statutory Statements for the year ended 2002 under Note 10 of the Notes to Financial Statements.

     "Retained Shares" shall have the meaning set forth in Recital C.

     "Retroceded Reinsurance Agreements" means all Reinsurance Agreements pursuant to which the Company has retroceded or transferred to any other Person any portion of the risks included within the business of the Company.

     "Sale Document" shall have the meaning set forth in Exhibit D.

     "SAP" means, as to any insurance or reinsurance company, the statutory accounting practices prescribed or permitted by the insurance regulatory authorities of the jurisdiction in which such company is domiciled.

     "Section 1 Closing" shall have the meaning set forth in Exhibit D.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations under such Act.

     "Seller Indemnified Parties" shall have the meaning set forth in Section 10.02.

     "Seller" shall have the meaning set forth in the preamble hereof.

     "Seller Marks" means the names or trademarks of Seller or any of its Affiliates, including without limitation "GE" (in block letters or otherwise), "ERC", "ERC Life", "Employers Reinsurance", "Employers Reassurance", "Employers Re", "Frankona", the GE monogram, "General Electric Company" and "General Electric," either alone or in combination with other words and all marks, trade dress, logos, monograms, domain names and other source identifiers similar to any of the foregoing or embodying any of the foregoing alone or in combination with other words.

     "Seller's Banker" shall have the meaning set forth in Section 3.18.

     "Settlement Agreement" means the settlement agreement identified in Item 6 of Section 3.14(a) of the Disclosure Schedule.

     "Statutory Statements" shall have the meaning set forth in Section 3.06(a).

     "Subsidiary" of any Person means any corporation, general or limited partnership, joint venture, limited liability company, limited liability partnership or other Person that is a legal entity, trust or estate of which (or in which) (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors (or a majority of another body performing similar functions) of such corporation or other Person (irrespective of whether at the time capital stock of any other class or classes of such corporation or other Person shall or might have voting power upon the occurrence of any contingency), (b) more than 50% of the interest in the capital or profits of such partnership, joint venture or limited liability company or
(c) more than 50% of the beneficial interest in such trust or estate, is at the time of determination directly or indirectly owned or Controlled by such Person.

     "Surplus" of the Company as of any date means the aggregate amount by which the total Admitted Assets of the Company as of such date exceeds the total liabilities of the Company as of such date, in each case, determined in accordance with relevant SAP, consistently applied as provided in this Agreement.

     "Taxes" (or "Tax" as the context may require) mean (i) all federal, state, county, local, foreign and other taxes (including, without limitation, income, profits, business and occupation, estimated, payroll, withholding, disability, workers compensation, unemployment insurance, social security, premium, stamp, customs, license, transfer, excise, sales, use, gross receipts, franchise, ad valorem, environmental, production, severance, capital and property taxes, duties, fees, levies or other governmental charges and assessments), and including any interest, additions to tax and penalties (civil or criminal) with respect thereto or in respect of a failure to comply with any requirement relating to such taxes or any Tax Return and any expenses incurred in connection with the determination, settlement or litigation of any tax liability and (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any tax sharing arrangement or Tax indemnity arrangement, in each case, whether imposed directly on a Person, as a transferee or successor, by contract or otherwise.

     "Tax Matters Agreement" shall have the meaning set forth in Recital D.

     "Third Party Claim" shall have the meaning set forth in Section 10.03(a).

     "Transaction" shall have the meaning set forth in Section 5.04(b).

     "Transaction Agreements" means this Agreement and each of the Ancillary Agreements.

     "Transfer" shall mean any mode or manner of disposing of securities, or any interest therein, whether voluntary or involuntary, direct or indirect, equitable or legal, including, but not limited to, dispositions by gift, sale, exchange, bequest, descent, assignment, operation of law, pledge, encumbrance, hypothecation, attachment, garnishment, or alienation of any kind, or any combination thereof.

     "Transferred Shares" shall have the meaning set forth in Recital B.

     "Transition Services Agreement" shall have the meaning set forth in Section 5.10.

     "Valuation Agent" shall have the meaning set forth in Exhibit D.

                                                                      EXHIBIT C

                          TRANSITION SERVICES AGREEMENT

                                                                       EXHIBIT D

                             OWNERSHIP AND TRANSFER
                                OF EQUITY SHARES

     1. Right of First Offer. (a) Offer Notice. Prior to offering to Transfer or soliciting or responding to any unsolicited offers to Transfer all, but not less than all, of the Retained Shares to a Person other than the Acquiror, the Seller shall offer to the Acquiror the right to purchase such Retained Shares on the terms set forth below by sending to the Acquiror a written notice ("Offer Notice").

          (b) Determination of Purchase Price. For a period of 10 calendar days immediately following the delivery of the Offer Notice, the parties shall attempt to reach agreement on the fair market value at the time of the Offer Notice ("Fair Market Value") of the Retained Shares. If at the end of such 10-day period, the parties have been unable to reach agreement on the Fair Market Value, then the parties shall mutually select a nationally accredited valuation agent with expertise in the life reinsurance industry ("Valuation Agent") to perform such valuation of the Retained Shares. If the parties are unable to agree on the Valuation Agent within 10 calendar days after the end of the negotiation period, either party may request the New York, New York office of the American Arbitration Association to select the Valuation Agent. Each party agrees to execute a reasonable engagement letter if requested by the Valuation Agent. Within thirty (30) calendar days after the engagement of the Valuation Agent, or as soon as practicable thereafter (the "Valuation Date"), the Valuation Agent shall make a final determination, binding on the parties to this Agreement, of the Fair Market Value of the Retained Shares to be transferred. The parties agree to reasonably cooperate with the Valuation Agent in connection with such determination. The Fair Market Value of the Retained Shares shall consist of the sum of (i) and (ii), where (i) is the value of 5% of the reinsurance business of the Company in force on the Valuation Date, determined in accordance with generally accepted actuarial principles using a discount rate based upon the midpoint of a range of discount rates selected by the Valuation Agent based upon discount rates used by buyers in the market at such time, and (ii) is an amount equal to 5% of the adjusted capital and surplus of the Company as of the Valuation Date. If applicable, the Fair Market Value of the Retained Shares shall also take into account a minority interest discount.

          (c) For a period of twenty (20) days after the determination of Fair Market Value, each of Seller and Acquiror shall have the right to elect not to proceed with the sale of the Retained Shares from Seller to Acquiror by giving written notice to the other ("Rejection Notice"). If Seller or Acquiror gives a Rejection Notice to the other within such period, the parties shall not be required to purchase or sell the Retained Shares to each other as provided herein and the party giving the Rejection Notice shall be required to pay the fees and costs of the Valuation Agent, if applicable. If neither Acquiror nor Seller gives a Rejection Notice within such period, Seller shall be obligated to sell and Acquiror shall be obligated to purchase the Retained Shares at their Fair Market Value in accordance with the terms hereof, and the parties shall each pay one-half of the fees and costs of the Valuation Agent, if applicable.

          (d) Closing. The closing of any purchase of Retained Shares under this
Section 1 by the Acquiror ("Section 1 Closing") shall take place on a date thirty (30) days after the determination of Fair Market Value, at 10:00 a.m., at the principal office of the Company, unless otherwise agreed to in writing between the Acquiror and the Seller. At the
Section 1 Closing, the Acquiror shall pay the purchase price in the amount prescribed under subsection (b) hereof in immediately available funds and the Seller shall Transfer to the Acquiror the Retained Shares, together with the Seller's written representations to the Acquiror that the Retained Shares are Transferred to the Acquiror free and clear of all Liens (other than Permitted Liens) and that the Seller has full power and authority to sell, assign and Transfer such Retained Shares to the Acquiror in accordance with the terms of this Agreement.

          (e) Right to Transfer. If Seller gives a Rejection Notice to the Acquiror under subsection (c) with respect to the Retained Shares, the Seller may not Transfer such Retained Shares without giving a new Offer Notice and again complying with the terms of this Section. If Acquiror gives a Rejection Notice to the Seller under subsection (c) with respect to the Retained Shares, the Seller shall be free, for a period of sixty (60) days after the date such right is deemed to have been waived, to Transfer the Retained Shares specified in the Offer Notice, at a price per share not less than Fair Market Value as determined hereunder. If the Seller shall fail to so Transfer such Retained Shares within such sixty (60) day period, Seller may not Transfer such Retained Shares without giving a new Offer Notice and again complying with the terms of this Section. It shall be a condition precedent to any Transfer under this subsection that the transferee furnish the Acquiror and the Company with a written agreement to be bound by and comply with all provisions of this Exhibit D and the other provisions of the Agreement applicable to Exhibit D with respect to the Retained Shares so Transferred.

          (f) Permitted Transfers. The provisions of this Section 1 shall not apply to any Transfer of the Retained Shares to any Affiliate of the Seller, provided that any such transferee shall furnish to the Acquiror and the Company a written agreement to be bound by and comply with all provisions of this Exhibit D and the other provisions of the Agreement applicable to Exhibit D with respect to the Retained Shares so Transferred. The provisions of this Section 1 shall not apply to any pledge of Retained Shares by Seller, provided that any foreclosure of such security interest shall be a Transfer subject to this
Section 1.

          (g) Rights of Transferee. Any transferee of Retained Shares in accordance with this Section 1 shall thereafter have the rights and obligations of a "Seller" under this Exhibit D and the other provisions of the Agreement applicable to Exhibit D with respect to the Retained Shares so Transferred to the transferee.

     2. Co-Sale Rights. (a) Notice of Intended Disposition. In the event that Acquiror proposes to Transfer any interest in any Equity Shares (including any securities or indebtedness convertible into or exercisable or exchangeable for Equity Shares) ("Co-Sale Transaction"), the Acquiror shall promptly deliver to the Seller written notice of the intended disposition (the "Co-Sale Notice"), which Co-Sale Notice shall set forth: (i) the identity and address of the intended transferee, (ii) the number and class of Equity Shares to be Transferred, (iii) the amount and type of consideration to be received in exchange for the Equity Shares, (iv) the intended manner of Transfer, and (v) any other terms and conditions of the proposed Transfer, and shall include a copy of the written agreement, letter of intent, form of offer or similar document relating to the proposed Transfer ("Sale Document"), if any exists at the time of giving the Co-Sale Notice. If no Sale Document exists at the time of giving the Co-Sale Notice, the Acquiror shall provide to the Seller a copy of any Sale Document immediately upon receipt thereof by the Acquiror. The Acquiror shall also promptly provide such further information with respect to such Co-Sale Transaction as is reasonably requested by the Seller.

          (b) Exercise of Co-Sale Rights. The Seller shall have the right to require the Acquiror to substitute for or include with the Acquiror's Equity Shares being Transferred in the Co-Sale Transaction all or any portion of the number of Equity Shares owned by the Seller as are specified below. The Seller shall be entitled to sell such Equity Shares at the same price and upon the same terms as the Acquiror sells the Acquiror's Equity Shares in the Co-Sale Transaction, as set forth in the Co-Sale Notice, provided that any liability or obligations of Seller to the purchaser in the Co-Sale Transaction shall be several and not joint with Acquiror. The Seller may exercise such right by giving written notice to the Acquiror of the exercise of such right within thirty (30) days after the date that the Co-Sale Notice is given to the Seller. If the Seller does not give notice as provided in this subsection, the rights provided herein to the Seller with respect to the Co-Sale Transaction shall immediately expire.

          (c) Participation in Co-Sale Transaction. If the Seller has elected to participate in a Co-Sale Transaction as provided herein, the Seller shall be entitled to sell in the Co-Sale Transaction up to the number of Equity Shares equal to the product of (i) the number of Equity Shares to be sold in the proposed Co-Sale Transaction and (ii) the quotient determined by dividing (A) the number of Equity Shares then beneficially owned by the Seller by (B) the number of Equity Shares then beneficially owned by the Seller plus the number of Equity Shares then beneficially owned by the Acquiror participating in the Co-Sale Transaction. For purposes of this subsection (c), the number of Equity Shares shall be determined by including any securities or indebtedness convertible into or exercisable or exchangeable for Equity Shares on an as-converted, as-exercised or as-exchanged basis. As used herein, "beneficially owned" shall have the meaning ascribed thereto in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

          (d) Agreement to Allow Participation of Seller. The Acquiror shall attempt to obtain the agreement of the purchaser in the Co-Sale Transaction to the participation of the Seller in the Co-Sale Transaction. The Acquiror shall not Transfer any Equity Shares in any Co-Sale Transaction to the prospective purchaser if the prospective purchaser declines to allow the participation of the Seller as provided herein.

          (e) Closing. The closing of the Co-Sale Transaction shall not take place until the exercise period in subsection (b) has expired. The closing of any sale of Equity Shares by the Seller under this Section shall take place at the same date, time and place as the closing of the Co-Sale Transaction. At the closing, (i) the Person acquiring the Equity Shares shall pay the purchase price to the Seller in the amount and manner prescribed herein and (ii) the Seller shall Transfer to the purchaser the Equity Shares to be purchased.

          (f) Exercise or Non-Exercise of Rights. The exercise or non-exercise of the rights of the Seller hereunder to participate in one or more Co-Sale Transactions shall not adversely affect the Seller's rights to participate in subsequent Co-Sale Transactions.

          (g) Compliance with Co-Sale Provisions. If the closing of the Co-Sale Transaction with the proposed purchaser has not occurred within ninety (90) days after the date the Co-Sale Notice applicable to such Co-Sale Transaction is given to the Seller, the Acquiror may not engage in such Co-Sale Transaction without giving a new Co-Sale Notice and again complying with the terms of this Agreement.

          (h) Exempt Transfers. Notwithstanding the foregoing, the co-sale right of the Seller shall not apply to any Transfer of Equity Shares by Acquiror to any Affiliate of Acquiror; provided that any such transferee shall furnish to the Seller and the Company a written agreement to be bound by and comply with all provisions of this Exhibit D and the other provisions of the Agreement applicable to Exhibit D. Acquiror agrees that no Transfer shall be made pursuant to this subsection (h) until such agreement has been furnished. Such transferee shall thereafter have the rights and obligations of an "Acquiror" under this Exhibit D and the other provisions of the Agreement applicable to Exhibit D with respect to the Equity Shares so Transferred to the transferee.

     3. Take-Along Rights. (a) Control Transaction. In the event that, at any time after June 30, 2005, the Acquiror proposes to sell, in a single transaction or series of related transactions, all of the then outstanding Equity Shares of the Company other than the Retained Shares, to any Person or Persons other than any Affiliate of the Acquiror (a "Control Transaction"), the Acquiror shall have the right to require the Seller to sell the Retained Shares in the Control Transaction upon the terms and conditions of this Section. In the event of a proposed Control Transaction, Acquiror shall give thirty days prior written notice to the Seller of the intended disposition and of the Acquiror's request that Seller sell the Retained Shares in the proposed Control Transaction (the "Transfer Notice"), which Transfer Notice shall set forth: (i) the identity and address of the intended transferee, (ii) the number and class of Equity Shares to be Transferred, (iii) the amount and type of consideration to be received in exchange for the Equity Shares, (iv) the intended manner of Transfer and (v) any other terms and conditions of the proposed Transfer, and shall include a copy of the Sale Document, if any exists at the time of giving the Transfer Notice. If no Sale Document exists at the time of giving the Transfer Notice, the Acquiror shall provide to the Seller a copy of any Sale Document immediately upon receipt thereof by the Acquiror. The Acquiror shall also promptly provide such further information with respect to such Control Transaction as is reasonably requested by the Seller.

          (b) Closing. The Seller shall sell such Retained Shares at the same price and upon the same terms as the Acquiror sells the Acquiror's Equity Shares in the Control Transaction, provided that any liability or obligations of Seller to the purchaser in the Control Transaction shall be several and not joint with Acquiror. The closing of the sale of Retained Shares by the Seller under this Section shall take place at the same date, time and place as the closing of the Control Transaction. At the closing, (i) the Person acquiring the Retained Shares shall pay the purchase price to the Seller in the amount and manner prescribed herein and (ii) the Seller shall Transfer to the purchaser the Retained Shares to be purchased.

     4. Legend. Seller and the Acquiror agree to imprint each certificate representing Equity Shares owned by the Acquiror or the Seller with the following legend:

     "THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE AGREEMENT BETWEEN CERTAIN

     STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

     5. Transfer of Title. Title to the Transferred Shares or the Retained Shares may be Transferred by Acquiror or Seller only in accordance with the terms of this Exhibit D. Any Transfer of title except in the manner provided herein shall be void and of no further force and effect, the Company shall be under no obligation to recognize or honor such Transfer of title and Seller and the Acquiror shall have the right to compel the holder and/or purported transferee of such Equity Shares to Transfer the Equity Shares in accordance with the terms and conditions of this Agreement.

     6. Equitable Relief. The parties hereto agree that they will be irreparably damaged if this Exhibit D may not be specifically enforced. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of such provisions and that any party may in its, his or her sole discretion apply for specific performance or injunctive relief, without posting a bond or other security, in order to enforce or prevent any violation of such provisions. Nothing in this Section shall be construed as prohibiting any party hereto from pursuing any other rights or remedies available for any breach of this Agreement.

     7. Impairment. The Acquiror and the Company will not, through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, redemption of shares, issue or sale of securities, amendment of the articles of incorporation of the Company or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by the Acquiror under this Exhibit D, but will at all times in good faith assist in the carrying out of all provisions of this Exhibit D and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Seller under this Exhibit D against impairment.

     8. Termination. The provisions of this Exhibit D shall terminate at such time as Seller no longer owns any Equity Shares of the Company.

Unless otherwise indicated, all section references in this Exhibit D shall be deemed to be references to sections of this Exhibit D.